Exhibit 4.1.1

TRUST INDENTURE

Relating to United States Government Guaranteed

Ship Financing Obligations

K-Sea Series 2002-1

K-Sea Series 2002-2

K-Sea Series 2002-3

K-Sea Series 2002-4

Among

K-SEA TRANSPORTATION LLC,

and

EW HOLDING CORP.,

Shipowners

and

JPMORGAN CHASE BANK,

Indenture Trustee

Dated as of June 7, 2002

TABLE OF CONTENTS TO SPECIAL PROVISIONS OF THE INDENTURE*

SPECIAL PROVISIONS
RECITALS
ARTICLE FIRST
Incorporation of General Provisions
ARTICLE SECOND
The Obligations
ARTICLE THIRD
(a)	Concerning Section 2.07(c)
(b)	Concerning Section 2.09
(c)	Concerning Payment of the Obligations.
(d)	Concerning Section 3.01
(d)	Concerning Section 3.02(b)
(e)	Concerning Section 3.02(c)
(f)	Concerning Section 3.03
(g)	Concerning Registered and Beneficial Ownership of the Obligations; Legends
(h)	Concerning Section 3.05
(i)	Concerning Section 3.06
(j)	Concerning Section 3.07
(k)	Concerning Section 4.02.
(l)	Concerning Section 6.02
(m)	Concerning Section 6.04
(n)	Concerning Section 6.05
(o)	Concerning Section 6.06(a)
(p)	Concerning Section 6.09(a)
(q)	Concerning Section 6.09

* This Table of Contents is not a part of the Indenture and has no bearing upon the interpretation of any of its terms and provisions.

i

(r)	Concerning Section 7.02(b)
(s)	Concerning Section 7.04.
(t)	Concerning Section 8.01
(u)	Concerning Section 9.01(c)
(v)	Concerning Section 10.04(b)
(w)	Concerning Notices
(x)	Governing Law
(y)	Execution of Counterparts
ARTICLE FOURTH
Definitions
ARTICLE FIFTH
Representations

EXHIBITS TO TRUST INDENTURE

SCHEDULE A	-	Schedule of Definitions to Trust Indenture

EXHIBIT 1	-	General Provisions Incorporated into the Trust Indenture by Reference

EXHIBIT 2.1	-	Form of Obligation, Guarantee and Trustee’s Authentication Certificate for K-Sea Series 2002-1

EXHIBIT 2.2	-	Form of Obligation, Guarantee and Trustee’s Authentication Certificate for K-Sea Series 2002-2

EXHIBIT 2.3	-	Form of Obligation, Guarantee and Trustee’s Authentication Certificate for K-Sea Series 2002-3

EXHIBIT 2.4	-	Form of Obligation, Guarantee and Trustee’s Authentication Certificate for K-Sea Series 2002-4

EXHIBIT 3	-	Form of Authorization Agreement

ii

TRUST INDENTURE

Special Provisions

THIS TRUST INDENTURE, dated as of June 7, 2002 (as the same may be amended, modified or supplemented from time to time, the “Indenture”), among K-SEA TRANSPORTATION LLC, a Delaware limited liability company (“K-Sea”) and EW HOLDING CORP., a New York corporation (“EW Holding” and with K-Sea collectively, the “Shipowners” and each a “Shipowner”), and JPMORGAN CHASE BANK (with any successors or assigns the “Indenture Trustee”).

RECITALS

WHEREAS:

A.                                   Upon delivery thereof, EW Holding will be the sole owner of the whole of a 100,000-barrel capacity double-hull barge constructed by Bollinger Gretna, LLC, a Louisiana limited liability company (the “Shipyard” or “Builder”) and identified as Builder’s Hull No. 416 to be named DBL-101  (the “EW Vessel”);

B.                                     Upon delivery thereof, K-Sea, will be the sole owner of the whole of (i) the two (2) 80,000-barrel capacity double-hull barges constructed by the Shipyard and identified as Builder’s Hulls Nos. 417 and 421, to be named DBL-81 and
DBL-82, respectively, and (ii) the one (1) 100,000-barrel capacity double-hull barge constructed by the Shipyard and identified as Builder’s Hull No. 422 to be named DBL-102 (the “K-Sea Vessels” and each a “K-Sea Vessel”; collectively, with the EW Vessel, the “Vessels”) on their respective Delivery Dates;

C.                                     To aid in financing the construction costs of each of the Vessels, the Shipowners have duly executed this Indenture, have duly authorized the issuance hereunder of the Obligations, as defined below, and have entered into a bond purchase agreement (the “Bond Purchase Agreement”) with the purchasers named therein, providing for the sale and delivery of up to the aggregate principal amount of Forty Million Four Hundred Forty-One Thousand United States Dollars (US $40,441,000) to be issued in four (4) series of bonds (collectively the “Obligations”) duly issued by the Shipowners pursuant to Section 2.01 of Exhibit 1 of this Indenture, designated “United States Government Guaranteed Ship Financing Obligations, K-Sea Series 2002-1, 2002-2, 2002-3 and 2002-4”, having the maturity dates and interest rate set forth therein.  In no event shall the aggregate outstanding principal amount of each Series of the Obligations exceed eighty-seven and one half percent (87.5%) of the Actual Cost of the Vessels with respect to which such Series is issued; and

D.                                    The Secretary, on behalf of the United States, has agreed to Guarantee the payment of the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, such Obligations under the provisions of Title XI of the

Act, and has authorized the Indenture Trustee to cause the Guarantees to be imprinted on the Obligations pursuant to the Authorization Agreement, Contract No. 13780.

NOW THEREFORE, in consideration of the premises, of the mutual covenants herein contained, of the purchase of the Obligations by the Holders thereof, and of other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, and for the equal and proportionate benefit of all the present and future Holders of the Obligations, the parties hereto agree as follows:

ARTICLE FIRST

Incorporation of General Provisions

This Indenture shall consist of two parts: the Special Provisions and the General Provisions attached hereto as Exhibit 1, and they shall be treated as one instrument.  In the event of a conflict, the terms of the Special Provisions shall prevail.

All references in the General Provisions to “Shipowner” and “Shipowner’s” in the singular shall be deemed to mean “Shipowners” and “Shipowners’”, respectively, in the plural for both K-Sea and EW Holding.

ARTICLE SECOND

The Obligations

(a)                                  The initial series of Obligations issued hereunder shall be designated “United States Government Guaranteed Ship Financing Obligations, K-Sea Series” and shall be in the forms of Exhibits 2.1, 2.2, 2.3 and 2.4 to this Indenture.  The Obligations shall be issued in four (4) series (each a “Series”) designated as (i) K-Sea Series 2002-1, in the principal amount of Ten Million Nine Hundred Five Thousand Dollars ($10,905,000), issued to finance a portion of the construction cost of the EW Vessel, DBL-101, (ii) K-Sea Series 2002-2, in the principal amount of Nine Million Six Hundred Thirty-Two Thousand Dollars ($9,632,000) issued to finance a portion of the construction cost of the K-Sea Vessel DBL-81, (iii) K-Sea Series 2002-3, in the principal amount of Nine Million Three Hundred Seventy-Six Thousand Dollars ($9,376,000) issued to finance a portion of the construction cost of the K-Sea Vessel DBL-82, and (iv) K-Sea Series 2002-4, in the principal amount of Ten Million Five Hundred Twenty-Eight Thousand Dollars ($10,528,000) issued to finance a portion of the construction cost of the K-Sea Vessel DBL-102.  The stated maturity for each Series is the 25th anniversary of the date (the “Transition Date”) which is the earlier of (i) the Delivery Date of the Vessel with respect to which such Series has been issued or (ii) the following dates with respect to each Series:

2

Series	Date
K-Sea Series 2002-1	October 23, 2002
K-Sea Series 2002-2	July 23, 2003
K-Sea Series 2002-3	March 23, 2004
K-Sea Series 2002-4	November 23, 2004

The aggregate principal amount of Obligations which may be issued under this Indenture shall not exceed Forty Million Four Hundred Forty-One Thousand United States Dollars (US$40,441,000).

(b)                                 The denominations of the Obligations shall be in integral multiples of One Thousand United States Dollars (US$1,000).

(c)                                  The Shipowners shall at all times cause to be maintained in the City of New York, State of New York an office or agency for the purposes specified in Section 5.03 of Exhibit 1  to this Indenture, which shall be the Corporate Trust Office.

(d)                                 The Indenture Trustee shall at all times have its Corporate Trust Office in the City of New York, State of New York.

ARTICLE THIRD

Additions, Deletions and Amendments to Exhibit 1

The following additions, deletions and amendments are hereby made to Exhibit 1 to this Indenture.

(a)                                  Concerning Section 2.07(c).  The first sentence of Section 2.07(c) is hereby amended by deleting it in its entirety and substituting the following therefor:

“(c) The Indenture Trustee shall not be required to register transfers or make exchanges of (1) the Obligations of any Series for a period of 15 days immediately prior to (A) an Interest Payment Date related to such Series or (B) any selection of Obligations of such Series to be redeemed, (2) the Obligations of any Series after demand for payment of the Guarantees related to such Series and prior to the payment thereof or rescission of such demand pursuant to Section 6.02(a) or (3) any Obligation which has been selected for redemption in whole or in part.”

(b)                                 Concerning Section 2.09.  With respect to clause (1) of the proviso to Section 2.09 of Exhibit 1 to this Indenture, a written agreement of indemnity which is satisfactory in form and substance to the Secretary, the Shipowners and the Indenture Trustee executed and delivered by an institutional Holder having a

3

capital and surplus of at least One Hundred Million United States Dollars (US$100,000,000) shall be considered sufficient indemnity to the Secretary, the Shipowners and the Indenture Trustee in connection with the execution, authentication and delivery of any new Obligation or the making of any payment as contemplated by said Section 2.09.

(c)                                  Concerning Payment of the Obligations.  Notwithstanding anything to the contrary in Exhibit 1 hereto, the Obligations to be issued hereunder shall be payable as to principal, premium (if any), and interest, at an office or agency maintained by the Shipowners for such purpose at the Corporate Trust Office of the Indenture Trustee, or, at the option of the Shipowners, as to payments of principal, premium (if any), or interest by check mailed by the Indenture Trustee to the addresses of the Obligees as such addresses shall appear in the Obligation Register on the applicable Record Date, subject in any event to the provisions hereof concerning home office payment and the provisions of the Letter of Representations dated June 6, 2002 (the “Letter of Representations”) between the Shipowners and the Indenture Trustee and accepted by The Depository Trust Company (“DTC”).  The Indenture Trustee agrees that within 30 days from the date of any payment of principal or interest when the same shall become due and payable by reason of maturity or redemption, a Responsible Officer in the Corporate Trust Office of the Indenture Trustee shall ascertain to his satisfaction that checks in payment of such amounts have been mailed by the Indenture Trustee to the addresses of the Obligees as provided above, if payment is to be made by check or, if payment is to be made by wire transfer or by credit to an account maintained by the Obligee with the Indenture Trustee, that such funds have been wired or credited or, if payment is to be made at the Corporate Trust Office, that funds were held by the Indenture Trustee for such payment on the date the payment was due.  The Indenture Trustee shall have no obligation to determine whether such checks or payments were received by the Obligees.  If required by DTC, the Indenture Trustee may classify any sinking fund payment as a principal repayment for purposes of notice to DTC.

(d)                                 Concerning Section 3.01.  Section 3.01 is hereby amended by deleting it in its entirety and substituting the following therefor:

“SECTION 3.01.  Redemptions Suspended During Default.  Notwithstanding the following provisions of this Article III, neither the Shipowners nor the Indenture Trustee shall redeem any Obligations of a Series, except pursuant to Sections 3.04 or 3.05, during the continuance of any Indenture Default with respect to such Series, except that, where the mailing of notice of redemption of any Obligations of such Series shall have theretofore been made, the Indenture Trustee shall redeem or cause to be redeemed such Obligations if it shall have received a sum sufficient for such redemption.  Except as aforesaid, any moneys received by the Indenture Trustee for the redemption of such Obligations which may

4

not be applied to the redemption thereof shall be held in trust by the Indenture Trustee and applied in the following  manner:  (1) in case such Indenture Default or such event as to such Series shall no longer be continuing, such moneys shall thereafter be applied to the redemption of Obligations of such Series in accordance with the applicable provisions of the Obligations of such Series and of this Article III, (2) in the event the Secretary shall have assumed the Obligation of such Series pursuant to Section 6.09 or shall have paid the amounts due under the Guarantees of any Series, such moneys shall be paid over by the Indenture Trustee to the Secretary, provided, however, that any such moneys in excess of the amount remaining due the Secretary pursuant to the Secretary’s Note or the Security Agreement shall be paid over to the Shipowners, or (3) if no Obligations shall be Outstanding, and the Secretary shall not have been required to pay any Guarantees, such moneys shall be paid to the Shipowners.”

(d)                                 Concerning Section 3.02(b).  Section 3.02(b) is hereby amended by adding at the end thereto the following sentence:

“Obligations optionally redeemed, purchased or otherwise acquired by the Shipowners and delivered at least forty (40) days prior to the date for such sinking fund redemption in accordance with the terms of the Indenture to the Indenture Trustee for cancellation shall be applied at the principal amount thereof pro rata to succeeding mandatory sinking fund redemptions and at maturity.”

(e)                                  Concerning Section 3.02(c).  Section 3.02(c) is hereby deleted in its entirety.

(f)                                    Concerning Section 3.03.  Section 3.03 is hereby amended by deleting it in its entirety and substituting the following therefor:

“Section 3.03.  Optional Redemptions of Obligations at Premium

At its option, the Shipowners may redeem the Obligations of any Series prior to Maturity, in whole or in part, at any time on or after the first semi-annual anniversary of the Transition Date with respect to such Series, at a Redemption Price equal to one hundred percent (100%) of the then outstanding principal amount of such Obligations being so redeemed, together with the interest accrued thereon, plus the Make Whole Premium (as defined in Schedule A).  The Shipowners may redeem such Obligations on a date at least forty (40) days but not more than sixty (60) days from the Indenture Trustee’s receipt of a Request to make such an optional redemption and specifying the

5

Redemption Date of the Series and the principal amount of Obligations which the Shipowners intend to redeem.  Obligations redeemed by the Shipowners will be applied at the principal amount thereof pro rata to succeeding mandatory sinking fund redemptions and at maturity.”

(g)                                 Concerning Registered and Beneficial Ownership of the Obligations; Legends.  Notwithstanding anything in Exhibit 1 to this Indenture to the contrary, including without limitation Section 2.07 (which shall only apply in the event the Obligations are not at any time Global Obligations):

(i)                                     The Obligations with respect to each Series shall be issued initially in the form of one permanent global Obligation for such Series in definitive, fully registered form without interest coupons (the “Global Obligation”).  Except as provided in paragraph (ii) below, owners of beneficial interests in such Global Obligation (“Obligation Owners”) will not be entitled to receive separate certificated Obligations (“Definitive Obligations”) for such Series and will not be considered the Holders thereof.  Such Global Obligation shall be deposited with The Depository Trust Company (“DTC”) or the Indenture Trustee, as custodian for DTC, registered in the name of DTC or a nominee of DTC, and duly executed by the Shipowners and authenticated by the Indenture Trustee as provided in the Indenture, and DTC or such nominee of DTC shall be the sole Holder for purposes of this Indenture until such Global Obligation becomes exchangeable for such Definitive Obligations in accordance with paragraph (ii)(2) below.  Such Global Obligation shall bear such legend as DTC may require.

(ii)                                  (1)                                  The transfer and exchange of any beneficial interest in a Global Obligation shall be effected through DTC or the Indenture Trustee, as the custodian for DTC, in accordance with the Indenture.

(2)                                  The Global Obligation for a Series shall be exchangeable for Definitive Obligations for such Series registered in the names of the Obligation Owners only if any of the following events shall have occurred:  (1) DTC notifies the Shipowners that it is unwilling or unable to continue as depository for such Global Obligation or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered in order to act as depository, and a successor depository is not appointed by the Shipowners within ninety (90) days thereafter, (2) the Shipowners elect to terminate DTC’s service or the book-entry system, (3) the Secretary assumes the Obligations for such Series, or (4) the Secretary instructs the Shipowners and the Indenture Trustee to terminate the Letter of Representations dated June ____, 2002, between the Shipowners and the Indenture Trustee and accepted by DTC.

(3)                                  Any Global Obligation for a Series that is exchangeable for Definitive Obligations for such Series registered in the name of the

6

Obligation Owners pursuant to this paragraph (ii) shall be surrendered by DTC to the Indenture Trustee to be so exchanged, without charge, and the Shipowners shall execute and the Indenture Trustee shall authenticate and deliver, upon such exchange of such Global Obligation, an equal aggregate principal amount of Definitive Obligations for such Series of authorized denominations.  Definitive Obligations issued in exchange for a beneficial interest in a Global Obligation pursuant hereto shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee in writing.  The Indenture Trustee shall deliver such Definitive Obligations to the Obligation Owners in whose names such Obligations are so registered in accordance with the instructions of DTC.

(4)                                  The registered Holder of a Global Obligation for a Series may grant proxies and otherwise authorize any Obligation Owner of such Series, including the DTC’s members and participants and Obligation Owners that may hold interests through such members and participants, to take any action which a Holder is entitled to take under the Indenture or such Obligation.

(5)                                  In the event of the occurrence of any of the events specified in paragraph (ii)(2), the Shipowners will promptly make available to the Indenture Trustee a reasonable supply of Definitive Obligations for such Series.

(6)                                  Notwithstanding any other provision of the Indenture, the Global Obligation may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

(iii)                               At such time as all beneficial interests in the Global Obligation of a Series have either been exchanged for Definitive Obligations in such Series, redeemed, repurchased or canceled, such Global Obligation shall be returned to the Indenture Trustee for cancellation or retained and canceled by the Indenture Trustee.

(iv)                              The Indenture Trustee shall have no responsibility or obligation to any Obligation Owner, a member of, or a participant in DTC with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Obligations or with respect to the delivery to any participant, member, or other Obligation Owner (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Obligations (or other security or property) under or with respect to such Obligations.  All notices and communications to be given to the Holders and all payments to be made to Holders with  respect to the Obligations for a particular Series shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of the Global Obligation for such Series).  The rights of owners of beneficial interest in any Global Obligation

7

shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Indenture Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any Obligation Owner.

(v)                                 Members of, or participants in, DTC shall have no rights under this Indenture with respect to any Global Obligation held on their behalf by DTC or by the Indenture Trustee as the custodian of DTC or under such Global Obligation, and DTC may be treated by the Shipowners, the Indenture Trustee and any agent of the Shipowners or the Indenture Trustee as the absolute owner of such Global Obligation for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Shipowners, the Indenture Trustee or any agent of the Shipowners or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its members and participants, the operation of customary practices of DTC governing the exercise of the rights of any owner of a beneficial interest in any Global Obligation.

(h)                                 Concerning Section 3.05.  Section 3.05 is hereby amended by deleting it in its entirety and substituting the following therefor:

“SECTION 3.05.  Redemption After Total Loss, Requisition of Title, Seizure or Forfeiture of a Vessel or Termination of Certain Contracts.  The Shipowners and the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustee’s receipt of the Request, for the redemption of certain Obligations of a Series because of (1) an actual, constructive, agreed or compromised total loss of the Vessel with respect to which such Series was issued, (2) requisition of title to, or seizure or forfeiture of such Vessel or (3) termination of a primary Construction Contract with respect to such Vessel.  Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Obligations for such Series of the Redemption Date as provided in Section 3.08 and on that date shall redeem such principal amount of such Obligations together with the interest accrued thereon.”

(i)                                     Concerning Section 3.06.  Section 3.06 is hereby amended by deleting it in its entirety and substituting the following therefor:

“SECTION 3.06.  Redemption After Assumption by the Secretary.  At any time after the Secretary has assumed the Obligations of any Series under Section 6.09 of the Indenture, the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustee’s receipt of the Request, for the redemption of all or part of the Obligations of such Series.

8

Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date the Secretary shall redeem such principal amount of Obligations of such Series together with the interest accrued thereon.”

(j)                                     Concerning Section 3.07.  Section 3.07 is hereby amended by deleting it in its entirety and substituting the following therefor:

“SECTION 3.07.  Determination of Obligations to be Redeemed.  If less than all the Obligations of a Series are to be redeemed pursuant to Sections 3.03, 3.04 or 3.05, the Indenture Trustee shall select the particular Obligations of such Series to be redeemed by multiplying the total principal amount to be redeemed by a fraction, the numerator of which is the amount each Holder of an Outstanding Obligation of such Series is owed and the denominator is the total principal amount of the Outstanding Obligations of such Series, making adjustment so that the principal amount of any such Obligation to be redeemed shall be $1,000 or an integral multiple thereof.”

(k)                                  Concerning Section 4.02.

(i)                                     With respect to Section 4.02(a), the appointment of a Paying Agent by the Shipowners is subject to the prior written consent of the Secretary and Indenture Trustee, which consent shall not be unreasonably withheld.

(ii)                                  Section 4.02(a)(3) is hereby amended by deleting the words “ten days” and inserting “five (5) days” therein.

(l)                                     Concerning Section 6.02.  Section 6.02 is hereby amended by deleting it in its entirety and substituting the following therefor:

“SECTION 6.02.  Demand for Payment of Guarantees.  (a) If an Indenture Default as to any Series shall have occurred and be continuing, the Indenture Trustee shall, no later than 60 days from the date of such Indenture Default, demand payment by the Secretary of the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, all Outstanding Obligations of such Series, whereupon the entire unpaid principal amount of the Outstanding Obligations of such Series and all unpaid interest thereon shall become due and payable no later than 30 days from the date of such demand; provided that, in the case of a demand made as a result of a Payment Default, as to such Series, if, prior to the expiration of 30 days from the date of such demand and prior to any payment of the Guarantees as to such Series by the Secretary, the Secretary shall find, and give written notice to the Shipowners and the Indenture Trustee to the effect that

9

there was no Payment Default or that such Payment Default was remedied prior to such demand, such demand and the Indenture Default shall be of no legal effect or consequence.  In each such case, the Guarantees shall remain in full force and effect as to such Series.  The Indenture Trustee shall give to each Obligee of such Series and to the Shipowners prompt written notice of any demand made by the Indenture Trustee pursuant to this paragraph (a), any such notice to Obligees to be given as provided in Section 13.01.

(b)                                 If the Indenture Trustee shall not have made the demand referred to in paragraph (a) of this Section on or before the 30th day following an Indenture Default (as to any Series) which shall have occurred and be continuing and if the Holders of all Outstanding Obligations of such Series shall not have theretofore elected to terminate the Guarantees as to such Series as provided in Section 6.04(a)(2), any Holder of an Outstanding Obligation of such Series, by an Act of Obligees delivered to the Secretary (with copies thereof to the Indenture Trustee and the Shipowner), may, in place of the Indenture Trustee and on behalf of all Holders of Outstanding Obligations of such Series make such demand, subject to all the provisions of, and with the effect provided in paragraph (a) of this Section.”

(m)                               Concerning Section 6.04.  Section 6.04 is hereby amended by deleting it in its entirety and substituting the following therefor:

“SECTION 6.04.  Termination and Payment of the Guarantees.  (a) Except as otherwise provided in Section 6.08, the Guarantee with respect to any Obligation shall only terminate in case of the occurrence of one or more for the following events:

(1)                                  Such Obligation shall have been Retired or Paid;

(2)                                  The Holders of all Outstanding Obligations of such Series shall have elected, by Act of Obligees delivered to the Secretary, to terminate the Guarantees;

(3)                                  Such Guarantee shall have been paid in full in cash by the Secretary; or

(4)                                  The Indenture Trustee and each Obligee of a particular Series of Obligations shall have failed to demand payment of such Guarantee as provided herein or in such Guarantee or in the Act.

10

(b)                                 Subject to the provisions of Section 6.08, when the Secretary shall pay the Guarantees with respect to any Series in full in cash to the Indenture Trustee:

(1)                                  The Indenture Trustee shall hold the entire amount thereof in trust for the sole purpose of providing for the payments specified in subparagraph (5) below with respect to such Series;

(2)                                  No Obligation or Obligations of such Series shall thereafter be issued:

(3)                                  The Obligations of such Series (A) shall represent only the right to receive the payments from the Indenture Trustee specified in subparagraph (5) below, (B) shall otherwise no longer constitute or represent an obligation of the Shipowners and (C) shall not be entitled to any other rights or benefits under this Indenture.

(4)                                  The Indenture Trustee shall forthwith give written notice to the Shipowners and to each of the Obligees of such Series stating that it has received payment of the Guarantees in full in cash from the Secretary and that the same is available for distribution to the Obligees of such Series on the manner specified in subparagraph (5) below (and the Indenture Trustee shall give like notice to the Holders of the Obligations of such Series at least annually thereafter for a period of 6 years or until all Obligations of such Series shall have been cancelled, whichever is earlier); and

(5)                                  Upon the surrender for cancellation of any Obligation of a Series, the Indenture Trustee shall forthwith pay to the Holder of such Obligation in cash an amount (less the amount, if any, required to be withheld with respect to transfer or other taxes on payment to such Holder) equal to the unpaid principal amount of such Obligation and the unpaid interest accrued thereon to the date on which the Secretary shall have paid the Guarantees as to such Series in full in cash to the Indenture Trustee.

(c)                                  If the Secretary shall not have paid the Guarantees with respect to any Series in full in cash to the Indenture Trustee within 30 days after any demand therefor pursuant to Section 6.02 (whether or not because the Secretary makes any of the findings or takes the action referred to in the proviso of Section 6.02(a)), the Indenture Trustee

11

shall give prompt written notice of such nonpayment to each Obligee of such Series and the Shipowners.  If the Indenture Trustee shall have received notice of any of these findings or actions, such notice to each Obligee of such Series shall so state.”

(n)                                 Concerning Section 6.05.  Section 6.05 is hereby amended by deleting it in its entirety and substituting the following therefor:

“SECTION 6.05.  Rights of Indenture Trustee After Indenture Default.  Unless the Guarantees have terminated as provided herein, after an Indenture Default as to any Series the Indenture Trustee’s sole right shall be to demand and receive payment of the Guarantees as to such Series from the Secretary and to take all action, on behalf of itself and each Holder of such Series to enforce its rights against the Secretary under the Guarantees as to such Series including but not limited to the institution and prosecution of all judicial and other proceedings.  If the Guarantees as to such Series have terminated under Section 6.04(a)(4) without payment by the Secretary, the Indenture Trustee shall have the right on behalf of itself and each Holder of such Series to take all action to enforce its rights directly against the Shipowners (but not the Secretary), including but not limited to the institution and prosecution of all judicial and other proceedings with respect to such Series.”

(o)                                 Concerning Section 6.06(a).  Section 6.06(a) is hereby amended by deleting it in its entirety and substituting the following therefor:

“SECTION 6.06.  Obligees’ Right to Direct Indenture Trustee After Indenture Default.  (a) During the continuance of any Indenture Default as to a Series, the Holders of a majority in principal amount of the Outstanding Obligations of such Series shall have the right, by an Act of Obligees, to direct the Indenture Trustee:  (1) to exercise or to refrain from exercising any right or to enforce any remedy granted to it by this Indenture as to such Series and (2) to direct the time, method and place of the exercise of any such right or the enforcement of any such remedy; provided that subject to Section 7.03 the Indenture Trustee shall have the right not to take any such action if it shall determine in good faith that the action would involve it in personal liability, would subject it to expenses against which it has not been offered adequate security and indemnity, or would be unjustly prejudicial to the Obligees not parties to such direction; and provided further that, notwithstanding any other provision of this Indenture to the contrary, the Indenture Trustee shall be obligated to demand payment of the Guarantees with respect to a Series as provided in

12

Section 6.02(a) unless the Holders of all the Outstanding Obligations of such Series hall have directed him not to make demand.”

(p)                                 Concerning Section 6.09(a).  Section 6.09(a) is hereby amended by deleting it in its entirety and substituting the following therefor:

“SECTION 6.09.  Assumption of Obligations by Secretary.  (a) Notwithstanding anything to the contrary contained herein, in the absence of a demand under Section 6.02 hereof and upon the occurrence of a default in the payment of any principal or interest due under the Obligations of any Series which has continued for 25 days or more or upon the Secretary’s giving a Secretary’s notice under this Indenture, the Secretary may, in its sole discretion, prior to receipt by the Secretary of demand for payment of the Guarantees as to such Series in accordance with this Indenture, assume the rights and obligations of the Shipowners under this Indenture with respect to such Series and the Obligations of such Series by (i) giving to the Shipowners and Indenture Trustee a signed notice stating that it has assumed the Obligations of such Series and the Indenture and (ii) making any payment of principal or interest which is due under the Obligations of such Series.”

(q)                                 Concerning Section 6.09.  Section 6.09 of Exhibit 1 hereto is hereby amended by adding at the end thereof a new subsection (c) as follows:

“(c)  In the event that the Obligations are registered in the name of The Depository Trust Company (“DTC”), Cede & Co. (“Cede”) or another nominee of DTC or Cede pursuant to a Letter of Representations (“LOR”) which is executed among the Shipowners, the Indenture Trustee and DTC, and if the Secretary (i) assumes the Obligations pursuant to Section 6.09(a) hereof or (ii) instructs the Shipowners and the Indenture Trustee to terminate the LOR, then the Shipowners and the Indenture Trustee, immediately upon receipt of notice of such assumption or upon receipt of notice of such termination, as applicable, shall terminate or cause the termination of the LOR in accordance with Section 18 thereof.  The Indenture Trustee shall, within 30 days from receipt of notice of such assumption or termination from the Secretary, also instruct DTC to notify its direct and indirect participants of the need to re-register the Obligations in the names of the beneficial owners.  Upon surrender by DTC of the Obligations issued in its name, the name of Cede or another nominee, the Shipowners shall issue at their sole expense; and the Indenture Trustee shall authenticate, Obligations in the names provided to the Indenture Trustee by DTC.”

13

(r)                                    Concerning Section 7.02(b).  Section 7.02(b) is hereby amended and restated in its entirety as follows:

“(b)                           Should the Indenture Trustee at any time cease to be eligible, pursuant to this Section 7.02, to act as trustee, it shall promptly notify the Obligees, each of the Shipowners and the Secretary of such fact; and should any of the Shipowners obtain knowledge of such ineligibility, it shall promptly advise the Indenture Trustee, the Secretary, and the Obligees of such fact.

Any such notice (i) shall set forth all the relevant facts known to the Indenture Trustee, or any of the Shipowners, as the case may be, (ii) if to the Secretary, or any of the Shipowners, shall be registered or certified mail, postage prepaid, and (iii) if to Obligees, shall be sent to each Obligee by first class mail, postage prepaid at his address as it appears on the Obligation Register, or at such other address as such Obligee may have furnished to the Indenture Trustee for such purpose.”

(s)                                  Concerning Section 7.04.  The following sentence is added at the end of Section 7.04: “The obligations of the Shipowners under this Section 7.04 shall survive the resignation or removal of the Indenture Trustee.”

(t)                                    Concerning Section 8.01.  Section 8.01 is hereby amended by deleting it in its entirety and substituting the following therefor:

“SECTION 8.01.  Consolidation or Merger of a Shipowner or Sale of Vessel.  (a) Nothing in this Indenture shall prevent any lawful consolidation or merger of either Shipowner with or into any other Person, or any sale of a Vessel by either Shipowner, the Secretary or a court of law to any other Person lawfully entitled to acquire and operate such Vessel or any sale by either Shipowner, the Secretary, or a court of law of all or substantially all of its assets to any other Person; provided that, except where such Shipowner shall be the Person surviving a merger or consolidation, either (1) the Person formed by or surviving such consolidation or merger shall expressly assume, by Supplemental Indenture, the payment of the principal of and interest (and premium, if any) on the Outstanding Obligations and expressly assume such Shipowner’s duties under the Indenture, or (2) to the extent that the Secretary determines that the Outstanding Obligations and the duties under the Indenture are not so assumed, such Shipowner shall redeem the principal amount of those unassumed Obligations in accordance with the terms of the Obligations and of the Indenture.  Notwithstanding the foregoing, neither Shipowner  may sell or otherwise convey any Vessel to any

14

other Person (y) without prior written consent of the Secretary, upon such terms and conditions as the Secretary may impose in his sole discretion.

(b)                                 When a Person so assumes this Indenture and such Outstanding Obligations, the Shipowners and the Indenture Trustee shall execute a Supplemental Indenture to discharge and release such consolidated or merged Shipowner from any and all obligations thereunder relating to such Outstanding Obligations.”

(u)                                 Concerning Section 9.01(c).  Section 9.01(c) is hereby amended by deleting it in its entirety and substituting the following therefor:

“(c)  Any Act of Obligees taken by the Holder of any Obligation of a Series shall bind every future Holder of any of the Obligations of such Series with respect to anything done or suffered to be done by the Indenture Trustee, any Paying Agent or the Shipowner in reliance thereon, whether or not notation of such action is made upon such Obligation.”

(v)                                 Concerning Section 10.04(b).  Section 10.04(b) is hereby amended by deleting its first paragraph in its entirety and substituting the following therefor:

“(b)  Without the consent of all Obligees (1) terminate or modify any of the Guarantees or the Obligations of any Series of the Secretary thereunder, (2) reduce the amount of any of the Guarantees, (3) eliminate, modify or condition the duties of the Indenture Trustee to demand payment of the Guarantees or otherwise to comply with the provisions of Section 6.02 and 6.04, (4) eliminate or reduce any of the eligibility requirements for the Indenture Trustee stated in Section 7.02, or (5) reduce the percentage in principal amount of the Outstanding Obligations of such Series, the consent of whose Holders is required for any such Supplemental Indenture, or required for any waiver provided herein or to modify any of the provisions of this Section.”

(w)                               Concerning Notices.  (1)  Subject to the provisions of Section 13.01 of Exhibit 1 to this Indenture, any notice, request, demand, direction, consent, waiver, approval or other communication to be given to a party hereto or the Secretary shall be deemed to have been sufficiently given or made when addressed to:

15

The Indenture Trustee as:

JPMorgan Chase Bank
450 West 33rd Street, 15th Floor
New York, New York 10001
Attention: Institutional Trust Services

The Shipowners as:

K-Sea Transportation LLC
EW Holding Corp.
Attn.: Chief Financial Officer
3245 Richmond Terrace
Staten Island, NY 10303

The Secretary as:

SECRETARY OF TRANSPORTATION
c/o Maritime Administrator
Department of Transportation
400 Seventh Street, SW
Washington, D.C. 20590

(x)                                   Governing Law.  This Indenture and each Obligation shall be construed, enforced, and governed by the laws of the United States of America, but to the extent they are inapplicable, then by the laws of the State of New York of the United States of America without regard to its conflict of laws provisions (other than Section 5-1401 of the New York General Obligations Law).

(y)                                 Execution of Counterparts.  This Indenture may be executed in any number of counterparts.  All such counterparts shall be deemed to be originals, and shall constitute but one and the same instrument.

ARTICLE FOURTH

Definitions

For all purposes of this Indenture, unless otherwise expressly provided or unless the context otherwise requires:

(1)                                  All references herein to Articles, Sections or other subdivisions, unless otherwise specified, refer to the corresponding Articles, Sections and other subdivisions of this Indenture;

16

(2)                                  The Terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and “herewith” refer to this Indenture.

ARTICLE FIFTH

Representations

Each of the Shipowners, and the Indenture Trustee, respectively, represents that it has duly authorized, executed and delivered this Indenture and that this Indenture constitutes the legal, valid, and binding obligations of each of them, enforceable against each of them in accordance with the terms hereof and of the Obligations, except as such enforcement may be limited by all applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

[signatures on next page]

17

IN WITNESS WHEREOF, this Trust Indenture has been duly executed by the parties hereto as of the day and year first above written.

[Seal]	K-SEA TRANSPORTATION LLC,
Shipowner

By:
Name:
Title:

[Seal]	EW HOLDING CORP.,
Shipowner

By:
Name:
Title:

[Seal]	JPMORGAN CHASE BANK,
Indenture Trustee

By:
Name:
Title:

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On this 4th day of June, 2002, before me personally appeared John J. Nicola to me known, who being by me duly sworn, did depose and say that he is the Chief Financial Officer of K-SEA TRANSPORTATION LLC and resides at 4 Crane Road, Mountain Lakes, NJ  07046; that he is authorized by authority of the Board of Representatives of said entities, and that he signed his name thereto by like authority.

In testimony whereof, I have hereunto set my hand and seal this 4th day of June, 2002.

NOTARY PUBLIC

(Notarial Stamp and Seal)

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On this 4th day of June, 2002, before me personally appeared John J. Nicola to me known, who being by me duly sworn, did depose and say that he is the Chief Financial Officer of EW HOLDING CORP. and resides at 4 Crane Road, Mountain Lakes, NJ  07046; that he is authorized by authority of the Board of Directors of said entities, and that he signed his name thereto by like authority.

In testimony whereof, I have hereunto set my hand and seal this 4th day of June, 2002.

NOTARY PUBLIC

(Notarial Stamp and Seal)

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

Be it known this       day of June, 2002, personally appeared before me                   , who after being duly sworn, deposed and said that s/he is a                   of JPMORGAN CHASE BANK, a banking corporation which is described in and executed the within instrument, and that s/he signed the within instrument by order of the Board of Directors of the said banking association and acknowledged the within instrument to be the free act and deed of the said banking association.

In testimony whereof, I have hereunto set my hand and seal this         day of June, 2002.

NOTARY PUBLIC

(Notarial Stamp and Seal)

SCHEDULE A
to Trust Indenture

Schedule of Definitions to Trust Indenture

EXHIBIT 1
to Trust Indenture

General Provision Incorporated into the
Trust Indenture by Reference

EXHIBIT 2
to Trust Indenture

Forms of Obligation, Guarantee and
Trustee’s Authentication Certificate

EXHIBIT 3
to Trust Indenture

Form of Authorization Agreement

Schedule A to Indenture

Indenture Definitions

“Act” means the Merchant Marine Act, 1936, as amended and in effect on the Closing Date.

“Act of Obligees” means any request, demand, authorization, direction, notice, consent, waiver or other action to be given or taken by the Obligees and embodied in one or more documents as required by the Indenture.

“Actual Cost” means the actual cost of a Vessel or Vessels as determined and re-determined by the Secretary pursuant to Sections 1101(f) and 1104A(b)(2) of the Act.

“Actual Knowledge” or “actual knowledge” means actual knowledge of a Responsible Officer of a Person, or when so indicated, actual knowledge only of a certain Responsible Officer of a Person.

“Affiliate” or “Affiliated” means any Person directly or indirectly controlling, controlled by, or under common control with, another Person.

“Authorization Agreement” means the Authorization Agreement, Contract No. MA-13780, dated the Closing Date, between the Secretary and the Indenture Trustee, whereby the Secretary authorizes the Guarantee of the United States to be endorsed on each of the Obligations, as the same is originally executed, or as modified, amended or supplemented in accordance with the applicable provisions thereof.

“Authorized Newspaper” means The Wall Street Journal or if it ceases to exist, then in such other newspaper as the Secretary may designate.

“Bond Purchase Agreement” means the agreement for the purchase of the Obligations executed by the Shipowners and the purchaser named therein, as originally executed or as amended, modified or supplemented in accordance with the applicable provisions thereof.

“Builder” means Bollinger Gretna, LLC, a Louisiana limited liability company.

“Business Day” means a day which is not a Saturday, Sunday or a bank holiday under the laws of the United States or the State of New York.

“Closing Date” or “Closing” means the date when the Security Agreement is executed and delivered by the Shipowners.

“Corporate Trust Office” means the principal office of the Indenture Trustee at which at any time its corporate trust business is administered, which office is currently located at JPMorgan Chase Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Institutional Trust Services, or at any other time at such other address as the Trustee may designate from time to time by notice to the parties hereto.

“Delivery Date” means the date on which a Vessel or Vessels were delivered by the Shipyard and accepted by a Shipowner.

“Dollars,” “U.S. Dollars,” “U.S.D.” or “$” means the lawful currency of the United States of America.

“EW Holding” means EW Holding Corp., a New York corporation, or its successors.

“EW Vessel” means the 100,000-barrel tank barge built for EW Holding by the Shipyard and identified with Builder’s Hull No. 416 to be known as DBL-101.

“Fleet Mortgage” means the first preferred fleet mortgage on the K-Sea Vessels, Contract No. MA-13783, by K-Sea to the Secretary, as originally executed, amended, modified or supplemented.

“Guarantee” means each, and the “Guarantees” means every, guarantee of an Obligation by the United States pursuant to Title XI of the Act, as provided in the Authorization Agreement.

“Holder” means each, and “Holders” means every registered holder of an Obligation.

“Indenture” means the Trust Indenture dated as of the Closing Date among the Shipowners and the Indenture Trustee, as the same is originally executed or as amended, modified or supplemented in accordance with the applicable provisions thereof.

“Indenture Default” has the meaning specified in Article VI of Exhibit 1 to the Indenture.

“Indenture Trustee” means JPMorgan Chase Bank, and any successor trustee permitted under the Indenture.

“Interest Payment Date” means with respect to any Obligation, the date when any interest on such Obligation is due and payable.

“K-Sea” means K-Sea Transportation LLC, a Delaware limited liability company, or its successors.

2

“K-Sea Vessel” means each or any of and “K-Sea Vessels” means all of each of the 80,000-barrel tank barges built for K-Sea by the Shipyard and identified as Builder’s Hulls Nos. 417 and 421, to be known as DBL-81 and DBL-82, respectively, and the 100,000-barrel tank barge built for K-Sea by the Shipyard and identified as Builder’s Hull No. 422, to be known as DBL-102.

“Make Whole Premium” means the amount with respect to any optional redemption of the Obligations of any Series as shall be determined by J.P. Morgan Securities Inc. two (2) business days prior to the date fixed for such redemption and shall be equal to the excess, if any, of (i) the sum of the respective Present Values (as defined below) of the amount of such redemption over (ii) one hundred percent (100%) of the aggregate principal amount being redeemed on such date, provided that, the Make Whole Premium shall in no event be less than zero.  The “Present Value” of each optional redemption shall be determined by discounting on a semi-annual basis each “Prospective Payment” (as defined below) at (i) the Treasury Rate plus (ii) one quarter percent (0.25%) for the period from the date on which such Prospective Payment was scheduled to be paid to the applicable date of redemption.  “Prospective Payment” means, with respect to any redemption: (i) each scheduled interest payment on the scheduled principal amount being redeemed, excluding any portion of such interest payment accrued as of the date of redemption plus (ii) the scheduled principal amount being redeemed.

“Maturity” when used with respect to any Obligation means the date on which the principal of such Obligation becomes due and payable as therein provided, whether at the Stated Maturity or by redemption or declaration of acceleration or otherwise.

“Mortgage” means any of, and “Mortgages” means all of the Ship Mortgage and the Fleet Mortgage, including any supplements to the Fleet Mortgage.

“Mortgage Supplement” means any supplement to the Fleet Mortgage, as originally executed, amended, modified or supplemented.

“Obligation” means each, and “Obligations” mean every, obligation of the Shipowners bearing a Guarantee and authenticated and delivered pursuant to the Indenture and the Authorization Agreement, which consist of four Series identified as “K-Sea Series 2002-1”, “K-Sea Series 2002-2”, “K-Sea Series 2002-3”, and “K-Sea Series 2002-4”, provided, however, that when used in the text of any Obligation itself, “Obligation” or “Obligations” shall mean the Obligations of that Series only, and not the obligations of any other Series.

“Obligation Register” has the meaning specified in Section 2.07 of Exhibit 1 to the Indenture.

“Obligee” means each, and “Obligees” means every, Holder  of an Obligation.

3

“Officer’s Certificate” means a certificate conforming to Section 1.02 of Exhibit 1 to the Indenture.

“Opinion of Counsel” means an opinion of counsel conforming to Section 1.02 of the Indenture.

“Original Issue Date” means a date on which an Obligation was initially authenticated by the Indenture Trustee even if the Obligation is subsequently given a later date by reason of transfer, exchange or substitution.

“Outstanding” when used with reference to the Obligations of any Series, shall mean all Obligations of such Series theretofore issued under the Indenture, except:  (1) Obligations of a particular Series that are Retired or Paid; and (2) Obligations of any Series in lieu of which other Obligations have been issued under the Indenture.  Obligations which are not Outstanding shall not be entitled to any rights or benefits provided in the Indenture.  For the purpose of Articles VI and X of the Indenture, and also in determining whether the Holders of a stated percentage of the principal amount of Outstanding Obligations of a Series have made an Act of Obligees required or permitted by the Indenture, Obligations of a particular Series owned by the Shipowners or by any Affiliate of the Shipowners shall be disregarded and deemed not to be Outstanding; provided that, for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such Act of Obligees of a Series, only Obligations of such Series which the Indenture Trustee has actual knowledge are so owned shall be so disregarded and deemed not to be Outstanding.

“Paying Agent” means any bank or trust company meeting the qualifications in Sections 7.02(a) of the Indenture and appointed by the Shipowners under Section 4.02 of the Indenture to pay the principal of (and premium if any) or interest on the Obligations on behalf of the Shipowners.

“Payment Default” has the meaning specified in Section 6.01 of Exhibit 1 to the Indenture.

“Person”  or “Persons” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

“Proportionate Part,” means 100 percent of the Outstanding Obligations of the Series issued with respect to the Vessel to which the respective section refers.

“Redemption Date” means a date fixed for the redemption of an Obligation by the Indenture.

4

“Redemption Price” means the price at which an Obligation is redeemed under the Indenture.

“Remaining Dollar Years” means the sum of the products obtained by multiplying: (i) the amount of each remaining scheduled payment of principal of the Series of Obligations being redeemed without giving effect to such redemption by (ii) the number of years (rounded to the nearest one-twelfth of a year) which will elapse between the date of redemption and the applicable mandatory redemption date for the principal amount being redeemed.

“Request” means a written request to a Person for the action therein specified, signed by a Responsible Officer of the Person making such request.

“Responsible Officer” means (i) in the case of any business entity, the chairman of the board of directors, the president, any vice president, the secretary or assistant secretary, the treasurer or assistant treasurer, or their equivalents, (ii) in the case of any commercial bank, the chairman or vice-chairman of the executive committee of the board of directors or trustees, the president, any vice president, the secretary, the treasurer, any trust officer, any executive or senior or second or assistant vice president, or any other officer or assistant officer customarily performing functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject, (iii) with respect to the signing or authentication of Obligations and Guarantees by the Indenture Trustee, any person specifically authorized by the Indenture Trustee to sign or authenticate Obligations, and (iv) when used with respect to the Indenture Trustee, any officer within the Corporate Trust Office, including any vice president, managing director, assistant vice president, secretary, assistant secretary or assistant treasurer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Retired or Paid”, as applied to Obligations and the indebtedness evidenced thereby, means that such Obligations shall be deemed to have been so retired or paid and shall no longer be entitled to any rights or benefits provided in the Indenture if:

(1)  such Obligations shall have been paid in full;

(2)  such Obligations shall have been cancelled by the Indenture Trustee and shall have been delivered to the Indenture Trustee for cancellation; or

5

(3)  such Obligations shall have become due and payable at Maturity and funds sufficient for the payment of such Obligations (including interest to the date of Maturity, or, in the case of a payment after Maturity, to the date of payment, together with any premium thereon) and available for such payment (whether as a result of payment pursuant to the Guarantees or otherwise) shall be held by the Indenture Trustee or any Paying Agent in trust for the purpose or with irrevocable directions to it to so apply the same;

provided, that the foregoing definition is subject to the provisions of Section 6.08 of Exhibit 1 to the Indenture.

“Secretary” means the Secretary of Transportation or any officials duly authorized to perform the duties and functions of the Secretary of Transportation under Title XI of the Act.

“Secretary’s Notice” means a notice from the Secretary to the Indenture Trustee that a Default, within the meaning of Section 6.01(b) of the Security Agreement has occurred.

“Secretary’s Supplemental Indenture” means a Supplemental Indenture, pursuant to Section 6.09 of the Indenture, evidencing the succession of the Secretary to the Shipowners, and the Secretary’s assumption of the Shipowners’ obligations under the Indenture.

“Security Agreement” means the security agreement, Contract No. MA-13781, dated as of the Closing Date, consisting of the special provisions, the general provisions and Schedule X thereto, executed by the Shipowners as security for the Secretary, as originally executed or as modified, amended or supplemented.

“Series” means each of the four bonds subject to the Guarantees, including each of K-Sea Series 2002-1, K-Sea Series 2002-2, K-Sea Series 2002-3 and K-Sea Series 2002-4.

“Ship Mortgage” means the first preferred ship mortgage on the EW Vessel, Contract No. MA-13782, by EW Holding to the Secretary, as originally executed, amended, modified or supplemented.

“Shipowner” means each of and “Shipowners” means both of K-Sea and EW Holding, and shall also include their successors and assigns.

“Shipyard” means Bollinger Gretna, LLC, a Louisiana limited liability company, and its successors and assigns.

6

“Stated Maturity” means the date determinable as set forth in any Obligation as the final date on which the principal of such Obligation is due and payable.

“Supplemental Indenture” shall mean any indenture supplement to the Indenture entered into pursuant to Article X thereof.

“Title XI” means Title XI of the Act.

“Transition Date” as to each of the Vessels, respectively, and as to the Series issued to finance in part the construction cost of such Vessel, and each Obligation of such Series, respectively, shall mean the earlier of (i) the date such Vessel is delivered to EW Holding in the case of the EW Vessel or to K-Sea in the case of each K-Sea Vessel and documented under the laws of the United States, with the respective Mortgage for such Vessel having been duly recorded with the National Vessel Documentation Center of the United States Coast Guard, or (ii) the following dates with respect to each Vessel:

Series	Vessel	Date
K-Sea 2002-1	EW Vessel, Hull No. 416, DBL-101	October 23, 2002
K-Sea 2002-2	K-Sea Vessel, Hull No. 417, DBL-81	July 23, 2003
K-Sea 2002-3	K-Sea Vessel, Hull No. 421, DBL-82	March 23, 2004
K-Sea 2002-4	K-Sea Vessel, Hull No. 422. DBL-102	November 23, 2004

“Treasury Rate” means the rate per annum (expressed as a semi-annual equivalent) determined by J.P. Morgan Securities Inc. to be the per annum rate equal to the semi-annual yields to maturity of the issue of actively traded United States Treasury securities having a maturity equal to the Weighted Average Life to Final Maturity; provided, however, that if such Weighted Average Life to Final Maturity is not equal to the maturity of an actively traded United States Treasury security (rounded to the nearest one-twelfth of a year), such yield shall be obtained by linear interpolation from the yields of actively traded United States Treasury securities having the greater maturity closest to and the lesser maturity closest to such Weighted Average Life to Final Maturity.  The yields shall be determined by reference to the yields as indicated by Telerate Access Service (page 500 or the relevant page at the date of determination indicating such yields) or, if such data cease to be available, any publicly available sources of similar market data selected by J.P. Morgan Securities Inc. as of the applicable time of determination.

“United States” means the United States of America.

“Vessel” means any of and “Vessels” means all of the EW Vessel and the K-Sea Vessels, as completed in accordance with the Construction Contract, together with all related appurtenances, additions, improvements and replacements, which are further identified in the Mortgages.

7

“Weighted Average Life to Final Maturity” means the number of years (rounded up to the nearest one-twelfth of a year) obtained by dividing: (i) the then-Remaining Dollar Years by (ii) the total amount of the then remaining aggregate unpaid principal amount of the Series of Obligations being redeemed without giving effect to such redemption.

8

Exhibit 1 to Indenture

GENERAL PROVISIONS

i

ARTICLE I
DEFINITIONS; OFFICER’S CERTIFICATES
AND OPINIONS OF COUNSEL

SECTION 1.01.            Definitions.  For the purposes of this Indenture, capitalized terms shall have the meanings specified in Schedule A to the Indenture unless otherwise expressly provided.

SECTION 1.02.            Officer’s Certificate and Opinions of Counsel.  The Responsible Officer of the Person executing an Officer’s Certificate with respect to a covenant or condition provided for in this Indenture shall certify that the officer (a) has read such covenant or condition; (b) has made or caused to be made such independent examination or investigation as is necessary to enable him to express an informed opinion with respect to such covenant or condition; and (c) believes to the best of his knowledge that such condition or covenant has been met.  A lawyer issuing an Opinion of Counsel shall include the same representations, except that insofar as it relates to factual matters, if it is in the lawyer’s professional opinion that reliance upon a certificate or an Opinion of Counsel is appropriate, the lawyer may so rely upon such certificate or opinion.  Each Officer’s Certificate and Opinion of Counsel shall set forth the pertinent supporting information and shall be subject to the Secretary’s review of its adequacy and accuracy.

ARTICLE II
THE OBLIGATIONS

SECTION 2.01.            Issuance of Obligations of Initial Series.  (a)  At any time and from time to time after the execution and delivery of this Indenture, the Shipowner may deliver to the Indenture Trustee Obligations of the initial series issuable under this Indenture duly executed by the Shipowner, accompanied by a Request of the Shipowner, and thereupon the Indenture Trustee shall authenticate such Obligations, after endorsing thereon and authenticating the Guarantees of the United States in accordance with the Authorization Agreement, and shall deliver such Obligations and Guarantees in accordance with such Request.  Each such Request shall specify the principal amounts, interest rates and Stated Maturities of the Obligations to be authenticated and the names and addresses of the Persons in whose name the Obligations are to be registered.

(b)  The initial series of Obligations shall set forth their respective principal amounts (in the denominations provided in the Special Provisions), interest rates per annum, and Stated Maturities, and shall be payable as to principal and interest and premium, if any, in any legal coin or currency of the United States and shall be subject to redemption as provided in Article III.

(c)  The principal and interest and any premium due on the Obligations shall be paid by (i) the Corporate Trust Office or (ii) a Paying Agent by (x) certified or official bank check mailed by first class postage prepaid to the addresses of the Obligees appearing on the Obligation Register or (y) at the request of an Obligee, received by the Indenture Trustee at least three Business Days prior to the date of payment, by wire transfer to a commercial bank in the United States or by credit to an account maintained by the Obligee with the Indenture Trustee without presentment of the Obligation.  Prior to any sale, assignment or transfer of such Obligation, the Holder is required to present the Obligation to the Indenture Trustee so that a proper notation of all principal payments under subparagraph (y) above are made on the Obligation.

(d)  The Indenture Trustee agrees that within 30 days from the date of any payment of principal or interest when the same shall become due and payable by reason of Maturity or redemption, a Responsible Officer in the Corporate Trust Office of the Indenture Trustee shall ascertain to his satisfaction that checks in payment of such amounts have been mailed to the addresses of the Obligees as provided above, if payment is to be made by check, or if payment is to be made by wire transfer, or by credit to an account maintained by the Obligee with the Indenture Trustee, that such funds have been wired or credited, or if payment is to be made at the Corporate Trust Office, that funds were held by the Indenture Trustee for such payment on the date the payment was due.  The Indenture Trustee shall have no obligation to determine whether such checks or payments were received by the Obligees.

(e)  If the Maturity of any Obligation or an Interest Payment Date for any Obligation shall be a day other than a Business Day, then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the nominal date for such payment, and no interest shall accrue thereon for the period after said nominal date.

SECTION 2.02.            Additional Obligations; Obligations of Additional Series.  At any time, the Shipowner may, with the approval of the Secretary, issue additional Obligations of any series and Stated Maturity theretofor issued or of one or more additional series, which shall be for the purpose of aiding in financing or refinancing the construction, reconstruction or reconditioning of one or more of the Vessels and shall be (i) in such principal amount, and mature on such dates, bear interest at such rate or rates, be in such form or forms and have such other terms and provisions, as shall be set forth in a Supplemental Indenture providing for the issue thereof, and (ii) guaranteed by the United States under the Act pursuant to a supplement to the Authorization Agreement.

SECTION 2.03.            Legends on Obligations.  Any Obligation may have imprinted or stamped thereon any legend, consistent herewith, which is prescribed by the Shipowner and approved by the Indenture Trustee, and approved by the Secretary.

SECTION 2.04.            Dates of Obligations.  Each Obligation of any series shall be dated the date of its authentication by the Indenture Trustee.

SECTION 2.05.            Execution of Obligations.  The Obligations shall from time to time be executed on behalf of the Shipowner by a Responsible Officer thereof (whose signature may be a facsimile), and its corporate seal (which may be a facsimile), if any, shall be imprinted thereon and attested by its secretary, assistant secretary or assistant trust officer (whose signature may be a facsimile).  If a Shipowner’s officer, whose signature appears on any Obligation, shall cease to be such an officer before such Obligation shall have been authenticated by the Indenture Trustee, the Obligation nevertheless may be delivered with the same force and effect as though the person had not ceased to be a Shipowner’s officer.

SECTION 2.06.            Authentication of Obligations and Guarantees.  No Obligation or the Guarantee of the United States thereon shall be valid unless such Obligation shall bear thereon an authentication certificate, executed by the Indenture Trustee in accordance with the terms and conditions of the Authorization Agreement.  A duly executed authentication certificate shall be conclusive evidence, and the only competent evidence, that such Obligation and such Guarantee have been duly executed, authenticated and delivered hereunder.

SECTION 2.07.            Registration, Transfer and Exchange.  (a)  The Indenture Trustee shall keep an Obligation Register at the Corporate Trust Office for the registration of ownership, transfers and exchanges of Obligations.

(b)  A registered Obligee may transfer an Obligation, at the Corporate Trust Office, by surrender of such Obligation for cancellation, accompanied by an instrument of transfer in form satisfactory to the Shipowner and the Indenture Trustee, duly executed by the Obligee or its duly authorized attorney, and thereupon the Shipowner shall execute, and the Indenture Trustee shall authenticate and deliver in the name of the transferee, a new Obligation, and the Guarantee of the United States thereon, in authorized denominations of like series, tenor, interest accrual date and Stated Maturity and for the same aggregate principal amount.

(c)  The Indenture Trustee shall not be required to register transfers or make exchanges of (1) Obligations for a period of 15 days immediately prior to (A) an Interest Payment Date or (B) any selection of Obligations to be redeemed, (2) Obligations after demand for payment of the Guarantees and prior to the payment thereof or rescission of such demand pursuant to Section 6.02(a), or (3) any Obligation which has been selected for redemption in whole or in part.  If any Obligation surrendered for transfer or exchange has been selected for redemption in whole or in part, there may be endorsed on any Obligation issued therefor an appropriate notation of such fact.

(d)  Any Obligation may be exchanged for a like principal amount of Obligations of the same series, tenor, interest accrual date and Stated Maturity but of different authorized denominations.  Obligations to be exchanged shall be surrendered at the Corporate Trust Office, and the Shipowner shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, the Obligation or Obligations, and the Guarantee or Guarantees of the United States thereon, requested by the Obligee in accordance with this paragraph.

(e)  As a condition precedent to any transfer or exchange of Obligations, the Shipowner may require the payment of a sum sufficient to reimburse it for any taxes or other governmental charges that may be imposed with respect thereto and a sum not exceeding $2.00 for each Obligation delivered upon any such transfer or exchange.

SECTION 2.08.            Who Treated as Owners.  The Shipowner, the Indenture Trustee, the Secretary, and any Paying Agent for the payment of principal of (and premium, if any) or interest on the Obligations may deem the Person in whose name any Obligation is registered in the Obligation Register as the absolute owner of such Obligation for all purposes, and neither the Shipowner, the Indenture Trustee, the Secretary, nor any such Paying Agent shall be affected by any notice to the contrary, whether such Obligation shall be past due or not.  All payments of or on account of principal (and premium, if any) or interest, or pursuant to the Guarantee, to such registered Obligee shall be valid and effectual to satisfy and discharge the liability of the Shipowner and the Secretary to the extent of the sum or sums so paid, except as otherwise provided in Section 6.08.

SECTION 2.09.            Lost, Stolen, Destroyed or Mutilated Obligations.  Upon receipt by the Shipowner and the Indenture Trustee of evidence satisfactory to them of the loss, theft, destruction or mutilation of any Outstanding Obligation (“Lost Obligation”), the Shipowner may execute, and upon request of the Shipowner, the Indenture Trustee shall authenticate and deliver, a new replacement Obligation, with the Guarantee of the United States thereon, of like series, tenor, interest accrual date, principal amount and Stated Maturity (which may bear such notation as may be required by the Indenture Trustee and which shall bear a serial number different from that of the Lost Obligation) and in the event such Lost Obligation has or is about to become due and payable, the Indenture Trustee may deem the applicant with respect thereto to be the owner of said Obligation for the purpose of receiving any payments due on account thereof; provided that (1) the Shipowner, the Indenture Trustee and the Secretary shall receive an indemnity satisfactory to the Shipowner, the Indenture Trustee and the Secretary, (2) the Shipowner shall be reimbursed for all reasonable expenses (including any fees or expenses of the Indenture Trustee) incident thereto, and (3) a mutilated Obligation shall be surrendered.  Once the Shipowner has issued and the Indenture Trustee has authenticated a replacement Obligation, the Lost Obligation shall not be enforceable.  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of Lost Obligations.

SECTION 2.10.            Reacquired Obligations; Cancellation and Disposition of Obligations.  In the event the Shipowner shall reacquire any Obligations (whether by purchase or otherwise), such Obligations shall forthwith be delivered to the Indenture Trustee for cancellation.  Except as provided in Section 3.10(b), all Obligations surrendered for the purpose of payment, redemption, transfer, exchange, or substitution, or in discharge in whole or in part of any sinking fund payment shall, if surrendered to the Shipowner or any Paying Agent, be delivered to the Indenture Trustee and shall be cancelled by it.  No Obligation shall be authenticated in lieu of or in exchange for any Obligation cancelled as provided in this Section, except as may be expressly permitted by this Indenture.  Obligations cancelled by the Indenture Trustee shall be delivered or disposed of as directed by a Request of the Shipowner.

ARTICLE III
REDEMPTION OF OBLIGATIONS

SECTION 3.01.            Redemptions Suspended During Default.  Notwithstanding the following provisions of this Article III, neither the Shipowner nor the Indenture Trustee shall redeem any Obligations, except pursuant to Sections 3.04 or 3.05, during the continuance of any Indenture Default, except that, where the mailing of notice of redemption of any Obligations shall have theretofore been made, the Indenture Trustee shall redeem or cause to be redeemed such Obligations if it shall have received a sum sufficient for such redemption.  Except as aforesaid, any moneys received by the Indenture Trustee for the redemption of Obligations which may not be applied to the redemption thereof shall be held in trust by the Indenture Trustee and applied in the following manner: (1) in case such Indenture Default or such event shall no longer be continuing, such moneys shall thereafter be applied to the redemption of Obligations in accordance with the applicable provisions of the Obligations and of this Article III, (2) in the event the Secretary shall have assumed the Obligations pursuant to Section 6.09 or shall have paid the amounts due under the Guarantees, such moneys shall be paid over by the Indenture Trustee to the Secretary, or (3) if no Obligation shall be Outstanding, and the Secretary shall not have been required to pay the Guarantees, such moneys shall be paid to the Shipowner.

SECTION 3.02.            Redemptions Without Premium.  (a)  Mandatory Sinking Fund Redemptions.  The Obligations are subject to redemption at a Redemption Price equal to 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, through the operation of a mandatory sinking fund providing for semi-annual redemption commencing and continuing on the dates and in the principal amounts specified in the Obligations, plus interest accrued thereon to the applicable sinking fund Redemption Date; provided, however, that in the event of any special redemption pursuant to Sections 3.04, 3.05 or 3.06 below, the principal amount of Obligations to be redeemed on each subsequent mandatory sinking fund Redemption Date shall be reduced by an amount equal to the principal amount of the Obligations retired by reason of such special redemption divided by the number of mandatory sinking fund Redemption Dates (including the Stated Maturity of the Obligations) scheduled thereafter.

(b)           Credit Against Mandatory Sinking Fund Redemptions.  In lieu of making all or any part of any such mandatory sinking fund redemption of the Obligations, the Shipowner may, at its option, receive 100% credit for Obligations that have been (1) redeemed by the Shipowner pursuant to the optional redemption provision provided in subsection (c) below, or (2) purchased or acquired by the Shipowner (other than by redemption) and delivered to the Indenture Trustee for cancellation pursuant to Section 2.10 above.  These Obligations shall be credited by the Indenture Trustee only under the following conditions: at least 40 days but not more than 60 days prior to the due date for such mandatory sinking fund redemption, the Shipowner delivers a Request to the Indenture Trustee, (i) specifying the principal amount of Obligations to be credited, (ii) certifying that none of the Obligations have previously been made the basis of any credit and that the Shipowner is not restricted by contract from seeking the requested credit, and (iii) presenting the uncancelled Obligations to be credited.

(c)           Optional Sinking Fund Redemptions.  At its option, the Shipowner may redeem on any mandatory sinking fund Redemption Date, at a redemption price equal to 100% of the principal amount thereof, an additional principal amount of Obligations up to the principal amount of the Obligations required to be redeemed under subsection (a) above on such date, and before any reduction pursuant to the proviso of that subsection.  The right to make any such optional sinking fund redemption shall not be cumulative.  If the Shipowner shall elect to make any such optional sinking fund redemption, the Shipowner shall, at least 40 days but not more than 60 days prior to such mandatory sinking fund Redemption Date, deliver to the Indenture Trustee a Request stating that the Shipowner intends to exercise its right as set forth in this subsection to make such optional sinking fund redemption and specifying the additional principal amount of Obligations which the Shipowner intends to redeem on such mandatory sinking fund Redemption Date.

(d)           Mandatory Redemptions Without Premium.  The Obligations of each series shall be subject to redemption without premium when redemption is required by the conditions specified in Sections 3.02, 3.04, 3.05 and 3.06.

(e)           Adjustments of Redemption Payments.  If there is an adjustment in mandatory redemption payments as a result of redemptions under this Section or any other provision of the Indenture, the Shipowner shall recompute the remaining mandatory redemption payments pursuant to such provisions, and shall, at least 60 days prior to the next Interest Payment Date, submit to the Secretary for his review such recomputation to ascertain compliance with the provisions of this Indenture, and a table of revised mandatory redemption payments on the Obligations of such series reflecting the adjustments made pursuant to such provisions as a result of such redemption. Upon advice by the Secretary that he finds such recomputation to comply with such provisions, the Shipowner shall submit said table to the Indenture Trustee and the Indenture Trustee shall promptly submit a copy thereof to each Holder of an Obligation of such series.

SECTION 3.03.            Optional Redemptions of Obligations at Premium.  At its option, the Shipowner may redeem the Obligations, in whole or in part, at any time, at the redemption prices specified in the Obligations, together with the interest accrued thereon; provided that no such redemption shall be made prior to the date specified in the Special Provisions, directly or indirectly with the proceeds of, or in anticipation of, borrowing by or for the account of the Shipowner if such borrowing has an effective interest cost (calculated in accordance with generally accepted financial practice) of less than the rate of interest borne by the Obligations.  The Shipowner may redeem such Obligations on a date at least 40 days but not more than 60 days from the Indenture Trustees receipt of the Request to make such an optional redemption and specifying the Redemption Date and the principal amount of Obligations which the Shipowner intends to redeem.  If this Request proposes a redemption prior to the date specified in the Special Provisions, the Shipowner shall include with the Request an Officer’s Certificate stating that the redemption complies with the proviso relating to early redemptions.

SECTION 3.04.            Redemptions to Comply with Section 1104A(b)(2) of the Act.  The Shipowner and the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustees receipt of the Request, for the redemption of certain Obligations because the principal amount of the Outstanding Obligations are in excess of the amount eligible for guarantee by the United States under Section 1104A(b)(2) of the Act.  Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem the principal amount of Obligations specified in the instruction together with the interest accrued thereon.

SECTION 3.05.            Redemption After Total Loss, Requisition of Title, Seizure or Forfeiture of a Vessel or Termination of Certain Contracts.  The Shipowner and the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustee’s receipt of the Request, for the redemption of certain Obligations because of (1) an actual, constructive, agreed or compromised total loss of a Vessel, (2) requisition of title to, or seizure or forfeiture of a Vessel or (3) termination of a primary Construction Contract.  Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem such principal amount of Obligations together with the interest accrued thereon.

SECTION 3.06.            Redemption After Assumption by the Secretary.  At any time after the Secretary has assumed the Obligations under Section 6.09 of the Indenture, the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustees receipt of the Request, for the redemption of all or part of the Obligations.  Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem such principal amount of Obligations together with the interest accrued thereon.

SECTION 3.07.            Determination of Obligations to be Redeemed.  If less than all the Obligations are to be redeemed pursuant to Sections 3.03, 3.04 or 3.05, the Indenture Trustee shall select the particular Obligations to be redeemed by multiplying the total principal amount to be redeemed by a fraction, the numerator of which is the amount each Holder of an Outstanding Obligation is owed and the denominator is the total principal amount of the Outstanding Obligations, making adjustment so that the principal amount of any Obligation to be redeemed shall be $1,000 or an integral multiple thereof.

SECTION 3.08.            Notices of Redemption.  (a)  In case of any redemption of Obligations, whether mandatory or optional, the Indenture Trustee shall send a notice of redemption indicating (1) the Redemption Date, (2) the Redemption Price, (3) if only a part of such Obligations is to be redeemed, the numbers or other identification of the Obligations and the principal amount thereof to be redeemed, (4) the place of payment upon redemption and (5) that interest shall cease to accrue after the Redemption Date if the Indenture Trustee or any Paying Agent shall have in fact received the required moneys.  A copy of the notice shall be mailed by first class mail, postage prepaid, at least 30 days prior to the Redemption Date, to each Holder of an Outstanding Obligation that is to be redeemed in whole or in part, at the last address appearing upon the Obligation Register.

SECTION 3.09.            Deposit of Redemption Moneys.  Prior to the opening of business on any Redemption Date, the Shipowner shall cause to be deposited with the Indenture Trustee or with any Paying Agent an amount sufficient for such redemption with irrevocable directions to it to so apply the same.  Failure to so deposit the amounts with the Indenture Trustee or the Paying Agent shall render any notice to redeem of no effect.

SECTION 3.10.            Payment of Redemption Price.  (a)  If notice of redemption shall have been given as provided above, the Obligations or portions thereof specified in such notice shall become due and payable on the Redemption Date and at the place of payment and the Redemption Price stated in such notice, and on and after said Redemption Date (unless the Shipowner shall default in payment of the Redemption price or shall decide to cancel the notice of optional redemption) interest on the Obligations or portions thereof so called for redemption shall cease to accrue.  Upon presentation and surrender of such Obligations in accordance with such notice, such Obligations or the specified portions thereof shall be paid and redeemed at the applicable Redemption Price.

(b)  Upon presentation of any Obligation redeemed in part only, the Shipowner shall execute and the Indenture Trustee shall authenticate and deliver to the order of the Holder thereof, at the expense of the Shipowner, a new Obligation or Obligations of like series and Stated Maturity, of authorized denominations, having endorsed thereon a Guarantee executed by the Secretary, in principal amount equal to the unredeemed portion of the Obligation so presented, or, at the option of such Holder, there may be noted thereon by the Indenture Trustee or, at its direction, by any Paying Agent the payment of the portion of the principal amount of such Obligation so called for redemption.

ARTICLE IV
CASH HELD BY INDENTURE TRUSTEE OR PAYING AGENTS

SECTION 4.01.            Generally.  (a)  To the extent required by the Obligations, cash received by the Indenture Trustee or a Paying Agent shall be promptly paid to the Holders of the Outstanding Obligations and all other cash shall be held by the Indenture Trustee or a Paying Agent as a special deposit in trust for application in accordance with this Indenture.

(b)  Cash held by the Indenture Trustee or any Paying Agent (other than the Shipowner) under this Indenture: (1) need not be segregated; (2) shall not be invested; and (3) shall not bear interest except to the extent the Shipowner and the Indenture Trustee or Paying Agent may agree.

SECTION 4.02.            Paying Agents.  (a)  A Paying Agent appointed in writing by the Shipowner shall enter into a contract with the Indenture Trustee, agreeing that the Paying Agent will:

(1)  hold in trust all sums held by it for the payment of the principal of (and premium, if any) or interest on Obligations for the benefit of the Holders of such Obligations, and for the benefit of the Indenture Trustee;

(2)  forthwith give written notice to a Responsible Officer in the Corporate Trust Office signed by a Responsible Officer of the Paying Agent of (A) any payment by the Shipowner of the principal of (and premium, if any) or interest on Obligations, specifying the amount paid, segregated as to principal (premium, if any) and interest, and identifying each Obligation on which any payment was made by number, date, series, Stated Maturity and the name of the Obligee, and (B) any failure of the Shipowner to make any such payment when the same shall be due and payable; and

(3)  promptly, and in no event later than ten days after any payment made by it hereunder, give written notice to a Responsible Officer in the Corporate

Trust Office of all payments of Obligations made by it, including and identifying all endorsements of payment made on Obligations by it, signed and containing the specified information as provided in subparagraph (2) above, and deliver for cancellation to the Indenture Trustee all Obligations surrendered to the Paying Agent.

(b)  The Shipowner may at any time cause to be paid to the Indenture Trustee all sums held in trust by any Paying Agent pursuant to this Section, such sums to be held by the Indenture Trustee upon the same trusts.

SECTION 4.03.            Unclaimed Amounts.  Subject to applicable law, including State escheat laws, any moneys received by the Indenture Trustee or a Paying Agent, for the payment of Obligations or Guarantees and remaining unclaimed by the Holders thereof for 6 years after the date of the Maturity of said Obligations shall be paid to the Shipowner upon its delivery of a Request to the Indenture Trustee, unless the Secretary has previously paid the Guarantees, in which case it shall be paid only upon a request of the Secretary.  In such event, such Holders shall thereafter be entitled to look only to the Person that received the unclaimed amounts for the payment thereof, and the Indenture Trustee or such Paying Agent, as the case may be, shall thereupon be relieved from all responsibility to such Holders.  No such Request or payment shall be construed to extend any statutory period of limitations, which would have been applicable in the absence of such Request or payment.

SECTION 4.04.            Application of Funds.  If at any time the Indenture Trustee shall hold funds under Section 4.03, the application, distribution or payment of which is not governed by a Request of the Shipowner or the Secretary delivered pursuant to any provision of the Indenture, the Indenture Trustee shall give written notice thereof, in the absence of an Indenture Default, to the Shipowner and to the Secretary, or, if an Indenture Default exists or the Secretary has paid the Guarantees, to the Secretary.  The Shipowner or the Secretary, as applicable, shall promptly thereafter deliver to the Indenture Trustee a Request.

ARTICLE V
SHIPOWNER’S REPRESENTATIONS AND AGREEMENTS

The Shipowner hereby represents and agrees, so long as Obligations are Outstanding, as follows:

SECTION 5.01.            Authorization, Execution and Delivery of Indenture.  The Shipowner has duly authorized the execution and delivery of this Indenture.

SECTION 5.02.            Payment.  The Shipowner will duly and punctually pay the principal of (and premium, if any) and interest on the Obligations according to the terms thereof and of this Indenture.

SECTION 5.03.            Offices or Agencies of Shipowner.  The Shipowner shall at all times maintain an office in the location within the United States specified in Section 2 of the Special Provisions.  Obligations and demands to or upon the Shipowner may be presented for payment, registration of transfer and exchange at this office.  The Corporate Trust Office and a Paying Agent shall also be deemed offices for such purpose.

ARTICLE VI
INDENTURE DEFAULTS AND REMEDIES

SECTION 6.01.            What Constitutes “Indenture Defaults.”  (a)  Each of the following events shall constitute an “Indenture Default”: (1) default in the payment of the whole or any part of the principal or interest on any of the Outstanding Obligations when the same shall become due and payable, whether by reason of Maturity, redemption, acceleration or otherwise, or any default referred to in Section 6.08, and continuation of any such default for a period of 30 days (herein called a “Payment Default”); and (2) the giving of a Secretary’s Notice to the Indenture Trustee.

(b)  The Indenture Trustee shall give to the Obligees, the Secretary and the Shipowner prompt notice in writing of any Indenture Default (unless such default shall have been remedied prior to the giving of such notice); provided that, the Indenture Trustee shall have no duty to give any such notice until a Responsible Officer of the Corporate Trust Office, has actual knowledge of such Indenture Default.  The notice of an Indenture Default to the Obligees shall (1) specify the nature of such Indenture Default, (2) state that, by reason thereof, the Indenture Trustee is entitled under the Indenture to demand payment by the Secretary of the Guarantees, (3) set forth the provisions of Section 6.04(b)(3) and (5), and (4) advise the Obligees of the provisions of Section 6.02.

SECTION 6.02.            Demand for Payment of Guarantees.  (a)  If an Indenture Default shall have occurred and be continuing, the Indenture Trustee shall, no later than 60 days from the date of such Indenture Default, demand payment by the Secretary of the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, all Outstanding Obligations, whereupon the entire unpaid principal amount of the Outstanding Obligations and all unpaid interest thereon shall become due and payable no later than 30 days from the date of such demand; provided that, in the case of a demand made as a result of a Payment Default, if, prior to the expiration of 30 days from the date of such demand and prior to any payment of the Guarantees by the Secretary, the Secretary shall find, and give written notice to the Shipowner and the Indenture Trustee to the effect that, there was no Payment Default or that such Payment Default was remedied prior to such demand, such demand and the Indenture Default shall be of no legal effect or consequence.  In each such case, the Guarantees shall remain in full force and effect.  The Indenture Trustee shall give to each Obligee and to the Shipowner prompt written notice of any demand made by the Indenture Trustee pursuant to this paragraph (a), any such notice to Obligees to be given as provided in Section 13.01.

(b)  If the Indenture Trustee shall not have made the demand referred to in paragraph (a) of this Section on or before the 30th day following an Indenture Default which shall have occurred and be continuing and if the Holders of all Outstanding Obligations shall not have theretofore elected to terminate the Guarantees as provided in Section 6.04(a)(2), any Holder of an Outstanding Obligation, by an Act of Obligees delivered to the Secretary (with copies thereof to the Indenture Trustee and the Shipowner), may, in place of the Indenture Trustee and on behalf of all Holders of Outstanding Obligations, make such demand, subject to all the provisions of, and with the effect provided in, paragraph (a) of this Section.

SECTION 6.03.            Appointment of Indenture Trustee and Holders of Outstanding Obligations as Attorneys-in-Fact.  Each Holder of an Outstanding Obligation by the purchase and acceptance of its Obligation, irrevocably appoints the Indenture Trustee and each other Holder of an Outstanding Obligation its agent and attorney-in-fact for the purpose of making the demand provided for in Section 6.02 and (in the case of the Indenture Trustee) of receiving and distributing any payment or payments by the Secretary made pursuant to any such demand.

SECTION 6.04.            Termination and Payment of the Guarantees.  (a)  Except as otherwise provided in Section 6.08, the Guarantee with respect to any Obligation shall only terminate in case of the occurrence of one or more of the following events:

(1)  Such Obligation shall have been Retired or Paid;

(2)  The Holders of all Outstanding Obligations shall have elected, by Act of Obligees delivered to the Secretary, to terminate the Guarantees;

(3)  Such Guarantee shall have been paid in full in cash by the Secretary; or

(4)  The Indenture Trustee and each Obligee shall have failed to demand payment of such Guarantee as provided herein or in such Guarantee or in the Act.

(b)  Subject to the provisions of Section 6.08, when the Secretary shall pay the Guarantees in full in cash to the Indenture Trustee:

(1) The Indenture Trustee shall hold the entire amount thereof in trust for the sole purpose of providing for the payments specified in subparagraph (5) below;

(2)  No Obligation or Obligations shall thereafter be issued;

(3)  The Obligations (A) shall represent only the right to receive the payments from the Indenture Trustee specified in subparagraph (5) below, (B) shall otherwise no longer constitute or represent an obligation of the Shipowner, and (C) shall not be entitled to any other rights or benefits under this Indenture;

(4)  The Indenture Trustee shall forthwith give written notice to the Shipowner and to each of the Obligees, stating that it has received payment of the Guarantees in full in cash from the Secretary and that the same is available for distribution to the Obligees in the manner specified in subparagraph (5) below (and the Indenture Trustee shall give like notice to the Holders of the Obligations at least annually thereafter for a period of 6 years or until all Obligations shall have been cancelled, whichever is earlier); and

(5)  Upon the surrender for cancellation of any Obligation, the Indenture Trustee shall forthwith pay to the Holder of such Obligation in cash an amount (less the amount, if any, required to be withheld in respect of transfer or other taxes on payment to such Holder) equal to the unpaid principal amount of such Obligation and the unpaid interest accrued thereon to the date on which the Secretary shall have paid the Guarantees in full in cash to the Indenture Trustee.

(c)  If the Secretary shall not have paid the Guarantees in full in cash to the Indenture Trustee within 30 days after any demand therefor pursuant to Section 6.02 (whether or not because the Secretary makes any of the findings or takes the action referred to in the proviso of Section 6.02(a)), the Indenture Trustee shall give prompt written notice of such nonpayment to each Obligee and the Shipowner.  If the Indenture Trustee shall have received notice of any of these findings or actions, such notice to each Obligee shall so state.

SECTION 6.05.            Rights of Indenture Trustee After Indenture Default.  Unless the Guarantees have terminated as provided herein, the Indenture Trustee’s sole right shall be to demand and receive payment of the Guarantees from the Secretary and to take all action, on behalf of itself and each Holder, to enforce its rights against the Secretary under the Guarantees, including but not limited to the institution and prosecution of all judicial and other proceedings.  If the Guarantees have terminated under Section 6.04(a)(4) without payment by the Secretary, the Indenture Trustee shall have the right on behalf of itself and each Holder to take all action to enforce its rights directly against the Shipowner (but not the Secretary), including but not limited to the institution and prosecution of all judicial and other proceedings.

SECTION 6.06.            Obligees’ Right to Direct Indenture Trustee After Indenture Default.  During the continuance of any Indenture Default, the Holders of a majority in principal amount of the Outstanding Obligations shall have the right, by an Act of Obligees, to direct the Indenture Trustee: (1) to exercise or to refrain from exercising any right or to enforce any remedy granted to it by this

Indenture; and (2) to direct the time, method and place of the exercise of any such right or the enforcement of any such remedy; provided that, subject to Section 7.03, the Indenture Trustee shall have the right not to take any such action if it shall determine in good faith that the action would involve it in personal liability, would subject it to expenses against which it has not been offered adequate security and indemnity, or would be unjustly prejudicial to the Obligees not parties to such direction; and provided further that, notwithstanding any other provision of this Indenture to the contrary, the Indenture Trustee shall be obligated to demand payment of the Guarantees as provided in Section 6.02(a) unless the Holders of all the Outstanding Obligations shall have directed him not to make demand.

(b)  Nothing in paragraph (a) shall affect the right of any Obligee to institute any judicial or other proceeding, if the Indenture Trustee declines to do so, against the Secretary while the Guarantees are in effect or against the Shipowner or the Indenture Trustee if the guarantees have terminated under Section 6.04(a)(4); provided however, that such action does not seek to obtain priority or preference over any other Obligees or to enforce any right under this Indenture, except for the equal and ratable benefit of all the Obligees.

SECTION 6.07.            Attorneys’ Fees and Costs.  In any proceeding for the enforcement of any right or remedy under this Indenture, or in any proceeding against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant, having due regard to the merits and good faith of the claims or defense made by such party litigant.  The provisions of this Section shall not apply to any proceeding instituted by the Indenture Trustee or any proceeding instituted by any Obligee against the Secretary or the Shipowner for the payment of the principal of (and premium, if any) and interest on the Obligations.

SECTION 6.08.            Rescission of Payments.  Notwithstanding any other provision of this Indenture, or of the Obligations, in the event that any payment to or on behalf of an Obligee of the principal of or interest due under any Obligation, or any portion of any such payment, shall at any time be repaid by such Obligee in compliance with a final order of a court of competent jurisdiction pursuant to any provision of the Bankruptcy Code or any Federal Law replacing or superseding such Code, or applicable state law, and regardless of whether there has been any previous Indenture Default and any payment pursuant thereto, or whether such Obligation shall theretofore have been acquired by the Shipowner or cancelled, or whether an instrument satisfying and discharging this Indenture shall have been executed and delivered, (1) such Obligation shall not be deemed to have been Retired or Paid and shall be deemed to be Outstanding, (2) the return of such payment in whole or in part in compliance with the order of such court shall constitute a default in payment of such Obligation within the meaning of Section 6.01(a), which default shall be deemed to have occurred on the date of such repayment and which default, if continued for 30 days, will constitute a Payment Default, (3) the Guarantee of such Obligation and (to the extent necessary to enforce such Obligation and Guarantee) this Indenture shall be in full force and effect, and (4) the Person required to return such payment or portion thereof shall be deemed for all purposes to be a Holder of such Obligation and entitled to enforce such Obligation and Guarantee to the extent of such repayment and, if there shall not be any Indenture Trustee hereunder then in office, such Person shall also be entitled to exercise on his own behalf all the rights of the Indenture Trustee hereunder necessary for such enforcement; provided that, in the event the Guarantee of any Obligation shall have terminated for reasons set forth in Section 6.04(a)(2) or (4) of this Indenture prior to the aforesaid date of repayment the provisions of this Section shall not apply to such Obligation.

SECTION 6.09.            Assumption of Obligations by Secretary.  (a)  Notwithstanding anything to the contrary contained herein, in the absence of a demand under Section 6.02 hereof and upon the occurrence of a default in the payment of any principal or interest due under the Obligations which has continued for 25 days or more or upon the Secretary’s giving a Secretary’s notice under this Indenture, the Secretary may, in its sole discretion, prior to receipt by the Secretary of demand for payment of the Guarantees in accordance with this Indenture, assume the rights and obligations of the Shipowner under this Indenture and the Obligations by (i) giving to the Shipowner and Indenture Trustee a signed notice stating that it has assumed the Obligations and the Indenture and (ii) making any payment of principal or interest which is due under the Obligations.

(b)  The Indenture Trustee and the Shipowner hereby agree that, upon the Indenture Trustee’s receipt of the notice and payments referred to in paragraph (a)(i) and (ii) of this section, the Secretary’s assumption shall, as of the date of the Secretary’s execution of the notice, be effective and binding upon the Indenture Trustee and the Shipowner and their respective successors or assigns without further act or deed.  Upon an assumption by the Secretary, the Secretary shall succeed to and be substituted for and may exercise every right and power of the Shipowner under this Indenture and the Obligation with the same force and effect as if the Secretary has been named as the Shipowner herein and therein.  The Secretary may exercise its rights under this section as often as it deems appropriate in its sole discretion.

ARTICLE VII
THE INDENTURE TRUSTEE

SECTION 7.01.            Acceptance of Trusts.  The Indenture Trustee hereby accepts the trusts of this Indenture.

SECTION 7.02.            Eligibility of Indenture Trustee.  (a)  The Indenture Trustee shall at all times be a bank with corporate trust powers or trust company which (1) is organized and doing business under the laws of the United States, any state or territory thereof, (2) has a combined capital and surplus (as set forth in its most recent published report of condition) of at least $25,000,000, and (3) shall not have become incapable of acting or have been adjudged a bankrupt or an insolvent nor have had a receiver appointed for itself or for any of its property, nor have had a public officer take charge or control of it or its property or affairs for the purpose of rehabilitation, conservation or liquidation.

(b)  Should the Indenture Trustee at any time cease to be eligible, pursuant to this Section, to act as trustee, it shall promptly notify the Obligees, the Shipowner and the Secretary of such fact; and should the Shipowner obtain knowledge of such ineligibility, it shall promptly advise the Indenture Trustee, the Secretary, and the Obligees of all the relevant facts.

SECTION 7.03.            Rights and Duties of Indenture Trustee.  (a)  The Indenture Trustee shall not be responsible for the correctness of the Recitals in the Special Provisions hereof or in the Obligations (except the Indenture Trustee’s authentication certificate thereon), all of which Recitals are statements made solely by the Shipowner.

(b)  The Indenture Trustee shall not be responsible for the validity, execution by other parties thereto, or sufficiency of this Indenture, the Authorization Agreement, the Obligations or the Guarantees.

(c)  The Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(d)  Except during the continuance of any Indenture Default, the Indenture Trustee shall perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

(e)  No provision of this Indenture shall relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct; provided that:

(1)  Except during the continuance of an Indenture Default, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely upon certificates or opinions conforming to the requirements of this Indenture as to the truth of the statements and the correctness of the opinions expressed therein; and

(2)  The Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with an Act of

Obligees relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee.

(f)  Subject to paragraph (i) of this Section, the Indenture Trustee shall be under a duty to examine certificates and opinions required by this Indenture to be furnished to it to determine whether or not they conform to the requirements hereof.

(g)  Subject to paragraph (c) of this Section, the Indenture Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond, or other paper or document believed by it to be genuine, to have been signed by the proper party or parties and to be in conformity with the provisions of this Indenture.

(h)  Subject to paragraph (c) of this Section, in all cases where this Indenture does not make express provision as to the evidence on which the Indenture Trustee may act or refrain from acting, the Indenture Trustee shall be protected in acting or refraining from acting hereunder in reliance upon an Officer’s Certificate as to the existence or nonexistence of any fact.

(i)  Subject to paragraph (c) of this Section, the Indenture Trustee may consult with counsel satisfactory to the Indenture Trustee, and an Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel.

(j)  Whenever it is provided that the Indenture Trustee shall take any action, including the giving of any notice or the making of any demand, or refrain from taking any action upon the happening or continuation of a specified event (including an Indenture Default) or upon the fulfillment of any condition or upon the Request of the Shipowner or of Obligees or upon receipt of any notice, including a Secretary’s Notice, the Indenture Trustee shall, subject to paragraph (c) of this Section, have no liability for failure to take such action or for failure to refrain from taking such action until a Responsible Officer in the Corporate Trust Office, has actual knowledge of such event or continuation thereof or the fulfillment of such conditions or shall have received such Request.

(k)  Subject to paragraph (c) of this Section, the Indenture Trustee shall not be under any obligation to exercise any of the trusts or powers hereof at the request, order or direction of any Obligees or the Secretary, unless such Obligees or the Secretary shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred thereby.

(1)  The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Obligations with the same rights it would have if it were not Indenture Trustee.

(m)  Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not take any action contrary to the terms of the Authorization Agreement, and any such purported action or any attempt to take such action shall be void and of no effect.

(n)  No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(o)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

(p)  Upon the execution and delivery of an instrument satisfying and discharging this Indenture as provided in Section 12.01 hereof, all duties and obligations of the Indenture Trustee hereunder (except with respect to the application of funds for the payment of Obligations then held by the Indenture Trustee) shall cease and shall not thereafter be revived, whether or not the Indenture shall thereafter be in full force and effect as provided in Section 6.08.

(q)  Notwithstanding any other provision of this Indenture or the Authorization Agreement, the Indenture Trustee shall have no duty to exercise any of its rights or powers hereunder with respect to a Payment Default by reason of a repayment referred to in Section 6.08 unless and until it shall have received notice of such default and information concerning (1) the date thereof, (2) the Obligation to which such repayment relates, (3) the Person making such repayment, (4) the amounts of such repayment attributable to principal, premium and interest on such Obligation, and (5) the Interest Payment Date or other date on which the Obligee received the moneys to which the court order mentioned in Section 6.08 relates.

SECTION 7.04.            Compensation, Expenses and Indemnification of Indenture Trustee.  The Shipowner shall (1) pay reasonable compensation to the Indenture Trustee and reimburse it for its reasonable expenses and disbursements (including counsel fees and expenses) and (2) indemnify the Indenture Trustee for, and hold it harmless against, any loss, liability or expense which it may incur or suffer without negligence or bad faith in acting under this Indenture or the Authorization Agreement.  The compensation of the Indenture Trustee shall not be limited to the compensation provided by law for a trustee acting under an express trust.

SECTION 7.05.            Resignation and Removal of Indenture Trustee.  (a)  The Indenture Trustee may resign at any time by giving written notice to the

Shipowner.  Within 10 days thereafter, the resigning Indenture Trustee shall give notice of such resignation to the Obligees in the manner provided in Section 13.01.  If the resigning Indenture Trustee fails to do so within such 10-day period, within the next succeeding 10 days the Shipowner shall give such notice in the same manner.

(b)  The Indenture Trustee may at any time be removed by (1) written notice to the Indenture Trustee and the Shipowner by the Holders of a majority in principal amount of the Outstanding Obligations; or (2) written notice to the Indenture Trustee by the Shipowner or the Secretary that the Indenture Trustee has ceased to be eligible under Section 7.02(a).

(c)  Any resignation or removal of the Indenture Trustee shall be effective only upon appointment of a successor Indenture Trustee approved by the Secretary.

SECTION 7.06.            Appointment of Successor Indenture Trustee.  (a) If any notice of resignation or of removal shall have been given pursuant to Section 7.05, then a successor Indenture Trustee may be appointed by the Shipowner; provided that, if such successor Indenture Trustee is not so appointed (or has not accepted such appointment) within 15 calendar days after the giving of any such notice, such appointment may be made (1) by the Secretary or (2) by a court of competent jurisdiction upon the application of the Secretary, the Shipowner, the retiring Indenture Trustee or any Person who then is, and has been, the Holder of an Outstanding Obligation for at least 6 months.

(b)  No successor Indenture Trustee shall be appointed without the prior written consent of the Secretary and until such successor Indenture Trustee shall enter into an amendment to the Authorization Agreement as provided therein.

(c)  If a successor Indenture Trustee is appointed, approved by the Secretary and accepts such appointment, the Shipowner shall give notice to the Obligees of such appointment in the manner provided in Section 13.01.  The failure of the Shipowner to give such notice shall not affect the validity of any such appointment.

SECTION 7.07.            Effect of Appointment of Successor Indenture Trustee.  Each successor Indenture Trustee shall forthwith, without further act or deed, succeed to all the rights and duties of its predecessor in trust under this Indenture and the Authorization Agreement.  Upon the written request of the successor Indenture Trustee or the Shipowner and upon payment by the Shipowner of all amounts due to such predecessor under this Indenture, such predecessor shall promptly deliver to such successor Indenture Trustee all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Indenture Trustee under this Indenture and shall transfer, assign and confirm to the successor Indenture Trustee all its rights under this Indenture in such manner as deemed by such successor Indenture Trustee or the Shipowner to be necessary or appropriate in connection therewith.

SECTION 7.08.            Merger, Consolidation or Sale of Indenture Trustee.  In the event of any merger (including for the purposes of this Section, the conversion of a state bank into a national banking association or vice versa) or consolidation of the Indenture Trustee into any other Person or in the event of the sale of all or substantially all the Indenture Trustee’s corporate trust business, the Person resulting from such merger or consolidation, or the transferee in the case of any such sale, shall forthwith notify the Shipowner and, subject to Section 7.02(a) and 7.06(b), shall be the Indenture Trustee under this Indenture and the Authorization Agreement without further act or deed.

ARTICLE VIII
CONSOLIDATION OR MERGER OF SHIPOWNER OR SALE OF VESSEL

SECTION 8.01.            Consolidation or Merger of Shipowner or Sale of Vessel.  (a)  Nothing in this Indenture shall prevent any lawful consolidation or merger of the Shipowner with or into any other Person, or any sale of a Vessel by the Shipowner, the Secretary or a court of law to any other Person lawfully entitled to acquire and operate such Vessel or any sale by the Shipowner, the Secretary, or a court of law of all or substantially all of its assets to any other Person; provided that, except where the Shipowner shall be the Person surviving a merger or consolidation, either (1) the Person formed by or surviving such consolidation or merger, or the Person to which the sale of such Vessel shall be made, shall expressly assume, by Supplemental Indenture, the payment of the principal of and interest (and premium, if any) on the Proportionate Part of the Outstanding Obligations, as determined by the Secretary, relating to such Vessel and expressly assume the Shipowner’s duties under the Indenture, or (2) to the extent that the Secretary determines that the Outstanding Obligations and the duties under the Indenture are not so assumed, the Shipowner shall redeem the principal amount of those unassumed Obligations in accordance with the terms of the Obligations and of the Indenture.

(b)  When a Person so assumes this Indenture and such Proportionate Part of the Outstanding Obligations, the Supplemental Indenture shall discharge and release the Shipowner from any and all obligations thereunder relating to such Proportionate Part of the Outstanding Obligations.  In the event of such an assumption by a Person to whom a Vessel has been sold (1) such Person shall succeed to, and be substituted for, and may exercise every right and power of the original Shipowner with the same effect as if such successor Shipowner had been named as the Shipowner herein and (2) such Proportionate Part of the Outstanding Obligations shall be surrendered to the Indenture Trustee for appropriate notation or for the issuance of new Obligations in exchange for such Proportionate Part of the Outstanding Obligations in the name of the successor Shipowner, as required by the Secretary.  The principal amount of the Proportionate Part of the Outstanding Obligations shall be determined by the Secretary.

ARTICLE IX
ACTS OF OBLIGEES

SECTION 9.01.            Acts of Obligees.  (a)  Except as herein otherwise expressly provided, an Act of Obligees shall become effective when it is delivered to the Indenture Trustee and, where it is expressly required, to the Shipowner and the Secretary.  Proof of execution of any instrument appointing an agent or attorney to execute an Act of Obligees made in the manner of subsection (b) below shall be sufficient for any purpose of this Indenture.

(b)  The fact and date of the execution by any Person of any instrument referred to in paragraph (a) of this Section may be proved by the affidavit of a witness of such execution or by the certificate or acknowledgment of any notary public, stating that the individual signing such instrument acknowledged to him the execution thereof.  The fact and date of the execution of any such instrument, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee (or, if such instrument is addressed to the Secretary, the Secretary) deems sufficient.

(c)  Any Act of Obligees taken by the Holder of any Obligation shall bind every future Holder of any of the Obligations in respect of anything done or suffered to be done by the Indenture Trustee, any Paying Agent or the Shipowner in reliance thereon, whether or not notation of such action is made upon such Obligation.

ARTICLE X
SUPPLEMENTAL INDENTURES

SECTION 10.01.         Permissible Without Action by Obligees.  The Shipowner, the Indenture Trustee, or, where applicable, the Secretary, may at any time, without the consent of or notice to any of the Obligees, subject to Sections 10.02 and 10.05, enter into an indenture or other instrument supplemental hereto and which thereafter shall form a part hereof, for any one or more of the following purposes:

(1)  to add to the covenants of the Shipowner;

(2)  to evidence, pursuant to Article VIII, the succession of another corporation or entity to the Shipowner or any assumption of all or part of the Obligations;

(3)  to eliminate any right reserved to or conferred upon the Shipowner;

(4)  to make such provisions for the purpose of curing any ambiguity or correcting or supplementing any provisions in this Indenture as the Shipowner or the Secretary may deem necessary or desirable, provided such provisions are not inconsistent with this Indenture and shall not adversely affect the interests of the Obligees;

(5)  to provide for the issuance of additional Obligations of any series and Stated Maturity theretofore issued under this Indenture or to set forth the terms and provisions of any one or more additional series of Obligations in accordance with Section 2.04; or

(6)  to evidence the assumption pursuant to Section 6.09 by the Secretary of the Shipowner’s obligations under this Indenture and the Outstanding Obligations.

SECTION 10.02.         Protection of Indenture Trustee.  Upon receipt of a Request of the Shipowner that the Indenture Trustee execute any Supplemental Indenture and upon receipt of any Act of Obligees required pursuant to Section 10.04 and the consent of the Secretary required pursuant to Section 10.05, the Indenture Trustee shall enter into such Supplemental Indenture; provided that, the Indenture Trustee shall not be obligated to enter into any Supplemental Indenture which the Indenture Trustee believes adversely affects the Indenture Trustee’s own rights, duties or immunities under this Indenture.

SECTION 10.03.         Reference in Obligations to Supplemental Indentures.  Obligations authenticated and delivered after the execution and delivery of any Supplemental Indenture may, with the consent and approval of the Shipowner and the Indenture Trustee, contain a text modified to conform to such Supplemental Indenture or have imprinted or stamped thereon a legend with respect to such Supplemental Indenture, but no such modification or legend shall be necessary to make such Supplemental Indenture effective.

SECTION 10.04.         Waivers and Supplemental Indentures with Consent of Obligees.  With the consent of the Holders of not less than 60% in principal amount of the Outstanding Obligations of each series affected thereby, by Act of Obligees delivered to the Shipowner and the Indenture Trustee, (x) compliance by the Shipowner with any of the terms of the Indenture may be waived or (y) the Shipowner and the Indenture Trustee may enter into any Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Obligations issued under this Indenture; provided that, no such waiver or Supplemental Indenture shall:

(a)  Without the consent of all Obligees affected thereby (1) change the Stated Maturity or reduce the principal of any Obligation, (2) extend the time of payment of, or reduce the rate of, interest thereon, (3) change the due date of or reduce the amount of any mandatory sinking fund payment, (4) reduce any premium payable upon the redemption of any Obligation, or (5) change the coin or currency in which any Obligation or the interest thereon is payable; or

(b)  Without the consent of all Obligees (1) terminate or modify any of the Guarantees or the obligations of the Secretary thereunder, (2) reduce the amount of any of the Guarantees, (3) eliminate, modify or condition the duties of the Indenture Trustee to demand payment of the Guarantees or otherwise to comply with the provisions of Sections 6.02 and 6.04, (4) eliminate or reduce any of the eligibility requirements for the Indenture Trustee stated in Section 7.02, or (5) reduce the percentage in principal amount of the Outstanding Obligations of any series, the consent of whose Holders is required for any such Supplemental Indenture, or required for any waiver provided herein or to modify any of the provisions of this Section.

It shall not be necessary for any Act of Obligees under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act of Obligees shall approve the substance thereof.  Promptly after the execution of any Supplemental Indenture pursuant to this Section, the Shipowner shall give notice thereof to the Obligees in the manner provided in Section 13.01.  Any failure of the Shipowner to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

SECTION 10.05.         Consent of Secretary.  Subject to the provisions of Section 11.01, no waiver pursuant to Section 10.04 shall be effective, and neither the Shipowner nor the Indenture Trustee shall enter into any Supplemental Indenture, without the prior written consent of the Secretary, and any purported action or attempt to take such action forbidden to be taken by this Section shall be null and void ab initio and of  legal effect.

SECTION 10.06.         Continued Validity of the Guarantees.  Notwithstanding anything herein to the contrary, this Indenture, the Guarantees and the Authorization Agreement shall each remain in full force and effect notwithstanding the assumption by the Secretary of the Obligations pursuant to Section 6.09, and pursuant to Section 1103(e) of the Act, the validity of the Guarantee of any Obligation shall be unaffected.

ARTICLE XI
PERFORMANCE OF OBLIGATIONS TO SECRETARY

SECTION 11.01.         Performance of Obligations to Secretary.  Notwithstanding any provisions of this Indenture to the contrary, upon termination of the Guarantees pursuant to Section 6.04(a), each of the provisions of the Indenture which refers to the rights and duties of the Secretary shall not be effective and the Sections containing such provisions shall be read as though there were no such rights or duties.

ARTICLE XII
SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 12.01.         Satisfaction and Discharge of Indenture.  Whenever all Outstanding Obligations authenticated and delivered hereunder shall have been Retired or Paid the Indenture Trustee shall forthwith deliver to the Shipowner and the Secretary a duly executed instrument, in form submitted to it by the Shipowner and reasonably satisfactory to the Secretary, satisfying and discharging this Indenture and, at the time such form of instrument is submitted to the Indenture Trustee the Shipowner shall deliver to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this Indenture, the Obligations of the Shipowner to the Indenture Trustee under Section 7.04 shall survive.

ARTICLE XIII
MISCELLANEOUS

SECTION 13.01.         Notices and Demands.  Any communication to the Indenture Trustee, the Shipowner or the Secretary shall be deemed to have been sufficiently given or made by being mailed, registered or certified mail, postage prepaid, addressed to the Indenture Trustee, the Shipowner or the Secretary at their respective addresses appearing in the Special Provisions of this Indenture or at such other address as any of them may advise the others in writing from time to time.  Any communication to, the Obligees shall be deemed to have been sufficiently given or made by being mailed, in the same manner, to the address of each Obligee last appearing on the Obligation Register.

SECTION 13.02.         Waivers of Notice.  In any case where notice by mail or otherwise is provided herein, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event.  Waivers of notice shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken thereon in reliance upon any such waiver.

SECTION 13.03.         Benefit of Indenture.  This Indenture is for the sole benefit of the Shipowner, the Indenture Trustee, the Holders and (until the obligations to the Secretary shall have terminated as provided in Article XI) the Secretary.

SECTION 13.04.         Execution of Counterparts.  This Indenture may be executed in any number of counterparts.  All such counterparts shall be deemed to be original and shall together constitute but one and the same instrument.

SECTION 13.05.         Table of Contents; Titles and Headings.  Any table of contents, the titles of the Articles and the headings of the Sections are not a part of this Indenture and shall not be deemed to affect the meaning or construction of any of its provisions.

SECTION 13.06.         Immunity of Incorporators, Stockholders, Limited Partners, Members, Officers and Directors.  No recourse shall be had for any payment regarding any Obligation, or upon any provision of this Indenture, against any past, present or future incorporator, stockholder, limited partner, member, officer or director of the Shipowner or of any successor company, either directly or indirectly.  It is expressly agreed that this Indenture and the Obligations are solely the obligations of the Shipowner.

Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this Indenture, the Obligations of the Shipowner to the Indenture Trustee under Section 7.04 shall survive.